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                                                                    EXHIBIT 10.9




                               OFFICE SPACE LEASE

                                     BETWEEN

                               THE IRVINE COMPANY

                                       AND

                              QUEST SOFTWARE, INC.


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                               OFFICE SPACE LEASE

         THIS LEASE is made as of the 17th day of June, 1999, by and between THE IRVINE COMPANY, hereafter called "Landlord," and QUEST SOFTWARE, INC., a California corporation, hereinafter called "Tenant."


                        ARTICLE I. BASIC LEASE PROVISIONS

         Each reference in this Lease to the "Basic Lease Provisions" shall mean and refer to the following collective terms, the application of which shall be governed by the provisions in the remaining Articles of this Lease.

1.       TENANT'S TRADE NAME:  N/A

2. PREMISES: Suite Nos. 200, 500 & 600 (the Premises are more particularly described in Section 2.1).

         ADDRESS OF BUILDING:  8001 Irvine Center Drive, Irvine, CA  92618

         PROJECT DESCRIPTION (IF APPLICABLE): 8001 Tower and attendant Common
         Area

3.       USE OF PREMISES: General Office and for no other use.

4.       ESTIMATED COMMENCEMENT DATE:  October 1, 1999

5. LEASE TERM: Seventy-Four (74) months, plus such additional days as may be required to cause this Lease to terminate on the final day of the calendar month.

6. BASIC RENT: One Hundred Fifty-Five Thousand Two Hundred Fifty-Two Dollars ($155,252.00) per month.

         RENTAL ADJUSTMENTS:

         Commencing twelve (12) months following the Commencement Date, the Basic Rent shall be One Hundred Sixty-Two Thousand Two Dollars ($162,002.00) per month.

         Commencing twenty-four (24) months following the Commencement Date, the Basic Rent shall be One Hundred Sixty-Eight Thousand Seven Hundred Fifty-Three Dollars ($168,753.00) per month.

         Commencing thirty-six (36) months following the Commencement Date, the Basic Rent shall be One Hundred Seventy-Five Thousand Five Hundred Three Dollars ($175,503.00) per month.

         Commencing forty-eight (48) months following the Commencement Date, the Basic Rent shall be One Hundred Eighty-Two Thousand Two Hundred Fifty-Three Dollars ($182,253.00) per month.

         Commencing sixty (60) months following the Commencement Date, the Basic Rent shall be One Hundred Eighty-Nine Thousand Three Dollars ($189,003.00) per month.

         Commencing seventy-two (72) months following the Commencement Date, the Basic Rent shall be One Hundred Ninety-Five Thousand Seven Hundred Fifty-Three Dollars ($195,753.00) per month.

7. PROPERTY TAX BASE: The Property Taxes (as defined in Section 4.2(f) below) per rentable square foot for the twelve month period ending June 30, 2000.

         BUILDING COST BASE: The Building Costs (as defined in Section 4.2(f) below) per rentable square foot for the twelve month period ending June 30, 2000.

         EXPENSE RECOVERY PERIOD: Every twelve month period during the Term (or portion thereof during the first and last Lease years) ending June 30.

8.       FLOOR AREA OF PREMISES:  approximately 67,501 rentable square feet

9.       SECURITY DEPOSIT:  $172,820.00 (see Section 4.3)

10.      BROKER(S):  None

11.      PLAN APPROVAL DATE:  N/A

12. PARKING: Fifteen (15) reserved and Three Hundred (300) unreserved vehicle parking spaces.


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13.      ADDRESS FOR PAYMENTS AND NOTICES:

                LANDLORD                                TENANT
         The Irvine Company                             Quest Software, Inc.
         c/o Insignia Commercial Group                  8001 Irvine Center Drive
         8001 Irvine Center Drive, Suite 1160           Suite 200
         Irvine, CA  92618                              Irvine, CA  92618
         Attn:  Property Manager


         with a copy of notices to:

         THE IRVINE COMPANY
         P.O. Box 6370
         Newport Beach, CA  92658-6370
         Attn:  Vice President, Operations - Office Properties


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                              ARTICLE II. PREMISES

         SECTION 2.1. LEASED PREMISES. Landlord leases to Tenant and Tenant rents from Landlord the premises shown in Exhibit A (the "Premises"), containing approximately the floor area set forth in Item 8 of the Basic Lease Provisions and known by the suite number identified in Item 2 of the Basic Lease Provisions. The Premises are located in the building identified in Item 2 of the Basic Lease Provisions (which together with the underlying real property, is called the "Building"), and is a portion of the project described in Item 2 (the "Project"). If, upon completion of the space plans for the Premises, Landlord's architect or space planner determines that the rentable square footage of the Premises differs from that set forth in the Basic Lease Provisions, then Landlord shall so notify Tenant and the Basic Rent (as shown in Item 6 of the Basic Lease Provisions) shall be promptly adjusted in proportion to the change in square footage. Within five (5) days following Landlord's request, the parties shall memorialize the adjustments by executing an amendment to this Lease prepared by Landlord.

         SECTION 2.2. ACCEPTANCE OF PREMISES. Tenant acknowledges that neither Landlord nor any representative of Landlord has made any representation or warranty with respect to the Premises or the Building or the suitability or fitness of either for any purpose, except as set forth in this Lease. The taking of possession or use of the Premises by Tenant for any purpose other than construction shall conclusively establish that the Premises were in satisfactory condition and in conformity with the provisions of this Lease in all respects, except for latent defects and those matters which Tenant shall have brought to Landlord's attention on a written punch list. The list shall be delivered to Landlord within thirty (30) days after the term ("Term") of this Lease commences as provided in Article III below, except that with respect to HVAC performance Tenant shall deliver such list within one hundred twenty (120) days. Nothing contained in this Section shall affect the commencement of the Term or the obligation of Tenant to pay rent. Landlord shall diligently complete all punch list items of which it is notified as provided above.

         SECTION 2.3. BUILDING NAME AND ADDRESS. Tenant shall not utilize any name selected by Landlord from time to time for the Building and/or the Project as any part of Tenant's corporate or trade name. Landlord shall have the right to change the name, number or designation of the Building or Project without liability to Tenant.

         SECTION 2.4. RIGHT OF FIRST OFFER. Provided Tenant is not then in default hereunder and is not then subleasing any portion of the Premises (except for subleases to "Related Entities" as defined in Section 9.1(d) below), and provided further that any third party tenants holding rights to lease the First Right Space (as hereinafter defined) elect not to exercise their rights, Landlord hereby grants Tenant the continuing right ("First Right") to lease any space which may become available for lease in the Building ("First Right Space") in accordance with and subject to the provisions of this Section 2.4; provided that the First Right shall not be in effect (i) prior to the date Tenant commences the payment of Basic Rent for the "Second Floor Storage Area" (as defined below) and (ii) during the final twelve (12) months of the initial Lease Term unless Tenant has timely delivered the "Exercise Notice" pursuant to
Section 3.3. It is understood, however, that Tenant's First Right is expressly further conditioned upon the prior delivery by Tenant of written notice to Landlord in good faith of Tenant's need for additional space in the Building (the "Space Requirement Notice"). At any time during the Term of this Lease, and provided that all of the foregoing conditions have been satisfied, prior to leasing the First Right Space, or any portion thereof, to any other party, Landlord shall give Tenant written notice of its intention to lease same, which notice (the "First Right Notice") shall describe the particular space to be leased (the "Designated Space"). At Tenant's election, the parties shall thereupon negotiate in good faith the economic terms (including without limitation mutually approved tenant improvements and parking allotments) pursuant to which Tenant would lease the Designated Space for a term coextensive with the Term of this Lease. If, despite such good faith negotiations, the parties are unable mutually to agree on terms within ten (10) business days following delivery of the First Right Notice, then Landlord shall have the right to lease the Designated Space to a third party; provided that should the Designated Space again become available for lease during the Term hereof, the provisions of this Section shall apply ab initio. Conversely, should the parties timely agree on economic terms for Tenant's lease of the Designated Space, then Landlord shall promptly prepare and deliver to Tenant an amendment to this Lease consistent with such agreement, and Tenant shall execute and return same to Landlord within ten (10) days. Tenant's failure to timely return the amendment shall, if not rectified within two (2) days after notice of nonperformance from Landlord, entitle Landlord to lease such space to a third party. Notwithstanding the foregoing, it is understood that Tenant's First Right shall be subject to any extension or expansion rights granted by Landlord to any third party tenant now or hereafter occupying the First Right Space or any portion thereof, and in no event shall any such First Right Space be deemed available for leasing until the existing tenant thereof shall have vacated the First Right Space. Tenant's rights under this Section 2.4 shall belong solely to Quest Software, Inc., a California corporation, and may not otherwise be assigned or transferred by it except in connection with an


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assignment of this Lease to a "Tenant Affiliate" (as defined in Section 9.1(e)
below). Any other attempted assignment or transfer shall be void and of no force or effect.

         SECTION 2.5. OPTION TO EXPAND. Provided that Tenant is not then in default under any provision of this Lease, Tenant shall have the right to lease all of the space which is not then leased by Tenant on the ninth floor (comprising approximately 23,840 rentable square feet) of the Building (the "Option Space") in accordance with and subject to the provisions of this Section
2.5. Tenant shall deliver written notice to Landlord of its irrevocable commitment to lease the Expansion Space at any time prior to June 1, 2000 (the "Expansion Commitment"). If Tenant fails to timely deliver the Expansion Commitment, Landlord shall be free thereafter to lease the Option Space to one or more third parties, subject to Section 2.4 above. The Option Space shall be subject to all of the terms of this Lease, except that (i) subject to Landlord's rights in the event of "Tenant Delays" as described in Exhibit X hereto, the term shall be coterminous with this Lease commencing on the date Landlord has substantially completed the tenant improvements for the Option Space, which date shall be on the earliest possible date agreed to by Landlord and Tenant, but in no event later than August 31, 2001; (ii) the Basic Rent for the Option Space shall be at the prevailing market rental rate (including periodic adjustments) for comparable and similarly improved space within the Building and the adjacent building at 8105 Irvine Center Drive (the "8105 Building") as of the commencement of the Term of the Option Space, based on a reasonable extrapolation of leasing rates actually achieved in recent transactions in the Building and the 8105 Building and, if Tenant is not then being represented by a broker, giving greater weight to transactions in which no third party brokerage commission was paid; (iii) Landlord shall provide Tenant with five (5) employee parking spaces for every one thousand (1,000) usable square feet of the Option Space, which allotment shall include a limited number of reserved spaces equal to one (1) reserved stall for every four thousand (4,000) usable square feet of the Option Space; and (iv) Landlord shall cause to be constructed tenant improvements for the Expansion Space consistent with those provided for the initial Premises pursuant to Exhibit X hereto, which improvements shall be completed in accordance with a space plan approved by the parties. Landlord agrees that in the event the tenant improvement work requested by Tenant for the Expansion Space exceeds the amount of the Landlord's tenant improvement contribution therefor, then Landlord shall, at Tenant's request, submit the tenant improvement work for the Expansion Space to a competitive bidding process involving Landlord-approved contractors. Landlord further agrees that should the Expansion Space comprise the entire rentable area of the ninth floor, then as part of the approved tenant improvement work, Tenant shall have the right to remove the existing corridor space and to convert such space to usable office space, provided that such reconfiguration is in compliance with all building codes and other legal requirements and provided further that Tenant may be required by Landlord, concurrently with Landlord's approval of Tenant's final construction drawings, to restore the corridor to a Building standard condition at the end of the Term. Should the parties be unable to agree upon the rental rate for the Option Space within thirty (30) days following delivery of the Expansion Commitment, then either party may cause the rate to be determined by arbitration pursuant to Section 14.7(b). Tenant understands and agrees that Landlord's obligation to deliver certain suites on the ninth floor of the Building shall be contingent upon Landlord's ability to relocate the existing tenants thereof at a reasonable cost (which cost shall be funded by Tenant); should Landlord be unable to do so despite its good faith efforts, then Landlord shall so notify Tenant and the Option Space shall be deemed to exclude those applicable suites. Upon Tenant's exercise of its rights under this Section 2.5 and the determination of the final economic terms for Tenant's lease of the Option Space, Landlord shall prepare an appropriate amendment to this Lease respecting same and Tenant shall execute and deliver the amendment to Landlord within ten (10) days after receipt. Tenant's rights under this Section 2.5 shall belong solely to Quest Software, Inc., a California corporation, and may not otherwise be assigned or transferred except in connection with an assignment of this Lease to a Tenant Affiliate. Any other attempted assignment or transfer shall be void and of no force or effect.

         SECTION 2.6. SECOND FLOOR STORAGE AREA. Landlord hereby agrees that Tenant shall be permitted to utilize a portion of space on the second floor of the Building comprising approximately 8,599 rentable square feet and shown on Exhibit A-1 hereto for storage purposes only (the "Second Floor Storage Area"). Notwithstanding any contrary provision in this Lease, Landlord agrees that provided Tenant is not in default under the Lease, and provided further that Tenant is not using the Second Floor Storage Area for its business operations, Tenant shall not be obligated to pay Basic Rent for the Second Floor Storage Area during the initial six (6) months of the Lease Term, which rental credit shall equal Nineteen Thousand Seven Hundred Seventy-Eight Dollars ($19,778.00) per month. Tenant understands and agrees that at Landlord's election and expense, the Second Floor Storage Area shall be demised from the remainder of space on the second floor and shall be kept locked at all times by Landlord. Tenant further understands and agrees that should it require temporary access to the Second Floor Storage Area, Tenant shall so notify Landlord, and Landlord's management agent for the Building shall then permit such access to the Second Floor Storage Area as soon as reasonably possible following the request by Tenant. If, at any time during the first six (6) months of the Term, Tenant desires to commence using the Second Floor Storage Area for its business operations, Tenant shall so notify Landlord in writing and the Second


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Floor Storage Area shall thereupon be made continuously available to Tenant;
concurrently therewith, the foregoing rental credit shall be reduced to Nine Thousand Eight Hundred Eighty-Nine Dollars ($9,889.00) per month for the remainder of the initial six month period, with any mid-month reduction appropriately prorated based on the number of days in that month.


                                ARTICLE III. TERM

         SECTION 3.1. GENERAL. The Term shall be for the period shown in Item 5 of the Basic Lease Provisions. The Term shall commence ("Commencement Date") on the earlier of (a) subject to the provisions of Section 3.2, five (5) days following the date that the Premises have been tendered to Tenant, ready for occupancy as described in section 3.2, but in no event earlier than the Estimated Commencement Date as set forth in Item 4 of the Basic Lease Provisions, or (b) the date Tenant commences its business activities within the Premises. Promptly following request by Landlord, the parties shall memorialize on a form provided by Landlord the actual Commencement Date and the expiration date ("Expiration Date") of this Lease.

         SECTION 3.2. DELAY IN POSSESSION. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on or before the Estimated Commencement Date, this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any resulting loss or damage. However, Tenant shall not be liable for any rent and the Commencement Date shall not occur until Landlord delivers possession of the Premises and the Premises are in fact ready for occupancy as defined below, except that if Landlord's failure to so deliver possession on the Estimated Commencement Date is attributable to any action or inaction by Tenant (including without limitation any Tenant Delay described in the Work Letter, if any, attached to this Lease), then the Commencement Date shall not be advanced to the date on which possession of the Premises is tendered to Tenant, and Landlord shall be entitled to full performance by Tenant (including the payment of rent) from the date Landlord would have been able to deliver the Premises to Tenant but for Tenant's Delay(s). The Premises shall be deemed ready for occupancy upon the tendered date, but only if and when Landlord, to the extent applicable, (a) has put into operation all building services essential for the use of the Premises by Tenant, (b) has provided reasonable access to the Premises for Tenant so that they may be used without unnecessary interference, (c) has substantially completed all the work required to be done by Landlord in this Lease, and (d) has obtained requisite governmental approvals to Tenant's occupancy.

         SECTION 3.3. RIGHT TO EXTEND. Provided that Tenant is not then in default under any provision of this Lease, Tenant may extend the Term of this Lease for one period of sixty (60) months. Tenant shall exercise such right to extend the Term by and only by delivering to Landlord, not less than twelve (12) months prior to the scheduled expiration date of the Term, Tenant's written notice of its irrevocable election to extend (the "Exercise Notice"). Tenant's failure timely to deliver the Exercise Notice shall cause this extension right to lapse and be of no further force or effect.

The Basic Rent payable under the Lease during the extension of the Term shall be at ninety-five percent (95%) of the prevailing rental rate and other economic terms for office space being leased by Landlord in the Building and the 8105 Building with a term commencing at or about the commencement of the applicable extension period, as determined based on a reasonable extrapolation of then-current leasing rates actually achieved in such buildings (the "Prevailing Rate"). In determining the Prevailing Rate, recent new and renewal leases with non-equity tenants of the Project shall be considered. The Prevailing Rate shall reflect the rental rate and terms payable in those third party transactions, taking into account pertinent economic concessions then generally being granted by Landlord such as "free rent," Operating Expense base years, parking charge limitations, and the like. It is understood, however, that no consideration shall be given to brokerage commissions, lease "takeover" payments, moving allowances, or tenant improvement allowances (other than retrofit allowances granted to renewal tenants). The rental rates payable in any third party transactions executed more than six (6) months prior to the commencement of the extension period shall be reasonably extrapolated, if applicable, to reflect anticipated changes in the Prevailing Rate based on current rental trends.

Following Tenant's delivery of the Exercise Notice, but not later than six (6) months prior to the expiration date of the Term, Landlord shall notify Tenant in writing ("Landlord's Notice") of Landlord's calculation of the Prevailing Rate for the extension period based on the foregoing criteria. Should Tenant dispute Landlord's calculation, then Tenant may, by written notice to Landlord within thirty (30) days following Landlord's Notice, submit the reasonableness of Landlord's calculation of the Prevailing Rate to arbitration in accordance with
Section 14.7(b) of the Lease (the "Arbitration Election"). Should Tenant fail timely to make the Arbitration Election, then Landlord's determination of the Prevailing Rate shall be conclusive.


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Within twenty (20) days after the determination of the Prevailing Rate, Landlord shall prepare a reasonably appropriate amendment to this Lease for the extension period and Tenant shall execute and return same to Landlord within fifteen (15) days. Should the Prevailing Rate not be established by the commencement of the extension period, then Tenant shall continue paying rent at the rate in effect during the month preceding such commencement, and a lump sum adjustment shall be made promptly upon the determination of such new rental.

The right to extend granted in this Section shall be personal to Quest Software, Inc., a California corporation, and any Tenant Affiliate thereof to which this Lease may be assigned. Any other attempt to assign or transfer such right shall be void from its inception. Time is specifically made of the essence in this Section.


                     ARTICLE IV. RENT AND OPERATING EXPENSES

         SECTION 4.1. BASIC RENT. From and after the Commencement Date, Tenant shall pay to Landlord without deduction or offset (except as expressly provided in this Lease) a Basic Rent for the Premises in the total amount shown (including subsequent adjustments, if any) in Item 6 of the Basic Lease Provisions. Any rental adjustment shown in Item 6 shall be deemed to occur on the specified monthly anniversary of the Commencement Date, whether or not that date occurs at the end of a calendar month. The rent shall be due and payable in advance commencing on the Commencement Date (as prorated for any partial month) and continuing thereafter on the first day of each successive calendar month of the Term. No demand, notice or invoice shall be required. An installment of rent in the amount of one (1) full month's Basic Rent at the initial rate specified in Item 6 of the Basic Lease Provisions shall be delivered to Landlord concurrently with Tenant's execution of this Lease and shall be applied against the Basic Rent first due hereunder.

         SECTION 4.2. OPERATING EXPENSE INCREASE.

                  (a) Commencing on the first day of the thirteenth month of the Lease Term, Tenant shall compensate Landlord, as additional rent, for Tenant's proportionate shares of "Building Costs" and "Property Taxes," as those terms are defined below, incurred by Landlord in the operation of the Building and Project. Property Taxes and Building Costs are mutually exclusive and may be billed separately or in combination as determined by Landlord. Tenant's proportionate share of Property Taxes shall equal the product of the rentable floor area of the Premises multiplied by the difference of (i) Property Taxes per rentable square foot less (ii) the Property Tax Base set forth in Item 7 of the Basic Lease Provisions. Tenant's proportionate share of Building Costs shall equal the product of the rentable floor area of the Premises multiplied by the difference of (i) Building Costs per rentable square foot less (ii) the Building Cost Base set forth in Item 7 of the Basic Lease Provisions. Tenant acknowledges Landlord's rights to make changes or additions to the Building and/or Project from time to time pursuant to Section 6.5 below, in which event the total rentable square footage within the Building and/or Project may be adjusted. For convenience of reference, Property Taxes and Building Costs may sometimes be collectively referred to as "Operating Expenses."

                  (b) Commencing prior to the start of the first full "Expense Recovery Period" of the Lease (as defined in Item 7 of the Basic Lease Provisions), and prior to the start of each full or partial Expense Recovery Period thereafter, Landlord shall give Tenant a written estimate of the amount of Tenant's proportionate shares of Building Costs and Property Taxes for the Expense Recovery Period or portion thereof. Commencing on the first day of the thirteenth month of the Lease Term, Tenant shall pay the estimated amounts to Landlord in equal monthly installments, in advance, with Basic Rent. If Landlord has not furnished its written estimate for any Expense Recovery Period by the time set forth above, Tenant shall continue to pay cost reimbursements at the rates established for the prior Expense Recovery Period, if any; provided that when the new estimate is delivered to Tenant, Tenant shall, at the next monthly payment date, pay any accrued cost reimbursements based upon the new estimate. Landlord may from time to time change the Expense Recovery Period to reflect a calendar year or a new fiscal year of Landlord, as applicable, in which event Tenant's share of Operating Expenses shall be equitably prorated for any partial year.

                  (c) Within one hundred twenty (120) days after the end of each Expense Recovery Period, Landlord shall furnish to Tenant a statement showing in reasonable detail the actual or prorated Property Taxes and Building Costs incurred by Landlord during the period, and the parties shall within thirty (30) days thereafter make any payment or allowance necessary to adjust Tenant's estimated payments, if any, to Tenant's actual proportionate shares as shown by the annual statement. If Tenant has not made estimated payments during the Expense Recovery Period, any amount owing by Tenant pursuant to subsection (a) above shall be paid to Landlord in accordance with Article XVI. If actual


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Property Taxes or Building Costs allocable to Tenant during any Expense Recovery
Period are less than the Property Tax Base or the Building Cost Base, respectively, Landlord shall not be required to pay the differential to Tenant. Should Tenant fail to object in writing to Landlord's determination of actual Operating Expenses within one (1) year following delivery of Landlord's expense statement, Landlord's determination of actual Operating Expenses for the applicable Expense Recovery Period shall be conclusive and binding on Tenant.

                  (d) Even though the Lease has terminated and the Tenant has vacated the Premises, when the final determination is made of Tenant's share of Property Taxes and Building Costs for the Expense Recovery Period in which the Lease terminates, Tenant shall upon notice pay the entire increase due over the estimated expenses paid. Conversely, any overpayment made in the event expenses decrease shall be rebated by Landlord to Tenant.

                  (e) If Tenant is notified by December 1 of any Expense Recovery Period that any one or more of the Operating Expenses are increased to a rate(s) or amount(s) in excess of the rate(s) or amount(s) used in calculating the estimated expenses for the year, then Tenant's estimated share of Property Taxes or Building Costs, as applicable, shall be increased, effective as of the following January 1, by an amount equal to Tenant's proportionate share of the increase; provided that any increase attributable to the period prior to January 1 shall be amortized and spread over the remainder of the Expense Recovery Period from and after January 1. Landlord shall give Tenant written notice of the amount or estimated amount of the increase, the month in which the increase will become effective, Tenant's monthly share thereof and the months for which the payments are due. Tenant shall pay the increase to Landlord as a part of Tenant's monthly payments of estimated expenses as provided in paragraph (b) above.

                  (f) The term "Building Costs" shall include all expenses of operation and maintenance of the Building and the Project, together with all appurtenant Common Areas (as defined in Section 6.2), and shall include the following charges by way of illustration but not limitation: water and sewer charges; insurance premiums or reasonable premium equivalents should Landlord elect to self-insure any risk that Landlord is authorized to insure hereunder; license, permit, and inspection fees; heat; light; power; janitorial services; repairs; air conditioning; supplies; materials; equipment; tools; tenant services; programs instituted to comply with transportation management requirements; amortization of capital investments reasonably intended to produce a reduction in operating charges or energy conservation; amortization of capital investments necessary to bring the Building into compliance with applicable laws and building codes enacted subsequent to the completion of construction of the Building; labor; reasonably allocated wages and salaries, fringe benefits, and payroll taxes for administrative and other personnel directly applicable to the Building and/or Project, including both Landlord's personnel and outside personnel; any expense incurred pursuant to Sections 6.1, 6.2, 6.4, 7.2, and
10.2 and Exhibits B and C below; and a reasonable overhead/management fee. It is understood that Building Costs shall include competitive charges for direct services provided by any subsidiary or division of Landlord. The term "Property Taxes" as used herein shall include the following: (i) all real estate taxes or personal property taxes, as such property taxes may be reassessed from time to time; and (ii) other taxes, charges and assessments which are levied with respect to this Lease or to the Building and/or the Project, and any improvements, fixtures and equipment and other property of Landlord located in the Building and/or the Project, except that documentary transfer fees, general net income and franchise taxes imposed against Landlord shall be excluded; and
(iii) any tax, surcharge or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes, other than taxes covered by
Article VIII; and (iv) costs and expenses incurred in contesting the amount or validity of any Property Tax by appropriate proceedings. Property Taxes shall specifically exclude penalties and/or interest charges for failure to timely and fully pay Property Taxes and the amount of any taxes, fees, charges or assessments levied upon or with respect to other tenants of the Building or the Project. Notwithstanding anything to the contrary contained herein, if there is an increase in Property Taxes as a result of any change in ownership of the Building during the initial seventy-four (74) months of the Term, then for the remainder of the initial Term only, Tenant's proportionate share of Property Taxes shall in no event exceed the maximum that might otherwise have been allocated to Tenant pursuant to the provisions of Proposition 13 based on the assumptions that (A) the change of ownership had not occurred and (B) the maximum assessment permissible had been imposed by the taxing authority. A copy of Landlord's unaudited statement of expenses shall be made available to Tenant upon request. The Building Costs may be extrapolated by Landlord to reflect at least ninety-five percent (95%) occupancy of the rentable area of the Building.

                  (g) Notwithstanding the foregoing, Building Costs shall not include the following: (i) rent and other payments made by Landlord under any ground lease or other lease underlying this Lease, and interest, principal, points or fees on debt or amortization of any debt encumbering the Building or Project; (ii) costs incurred to correct any latent defects, or for repair or replacement to the extent of proceeds of insurance received by Landlord, any reimbursement which Landlord receives under any warranties from third parties, and reimbursements from any other responsible parties; (iii) depreciation on the Project or any portion thereof; (iv) costs, expense and penalties (including without limitation attorneys'


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

fees) incurred due to Landlord's violation of any lease in the Project, Landlord's violation of any deed of trust, mortgage or ground lease, and Landlord's violation of any law, covenant, condition or restriction applicable to the Project; (v) any and all costs incurred with respect to the installation of tenant improvements or other refurbishment of space for other tenants or occupants of the Project, for furnishing items or services exclusively to a third party tenant of the Project, or for significant aesthetic, decorative or other similar upgrades to the Project; (vi) advertising, marketing, media and promotional expenditures regarding the Project, leasing commissions, attorneys' fees and other costs and expenses incurred in connection with the negotiation, execution, enforcement or termination of leases of premises within the Project, and any other costs or expenses relating to leasing of the Project in general;
(vii) compensation, benefits or other amounts payable to employees or affiliates of Landlord other than as expressly set forth herein, or any actual or imputed rental of space within the Project (other than the management and conference offices in the Building not exceeding 4,000 rentable square feet collectively);
(viii) costs of any capital improvements made by Landlord not otherwise expressly permitted herein, and with respect to the cost of permitted capital improvements, only to the extent that the annual amount thereof does not exceed the total costs amortized at a market cost of funds over the useful life of such improvements or, if greater, the amount of any other cost savings resulting from the applicable improvement; (ix) all utilities submetered to other tenants of the Project or charged to other tenants of the Project for usage in excess of customary utility usage during normal business hours; (x) expenses in connection with services or other benefits of a type which are not standard for the Building or the Project, and which are not available to Tenant without specific charge therefor, but which are provided to another tenant or occupant of the Project whether or not such other tenant or occupant is specifically charge therefor by Landlord; (xi) the costs of any services (other than normal parking) directly contracted and paid for by other tenants in the Project; (xii) any costs incurred to test, survey, cleanup, contain, abate, remove or otherwise remedy hazardous or toxic materials from the Project; (xiii) management fees, overhead and profit increments paid to subsidiaries or affiliates of Landlord for management or other services on or to the Project or for supplies or other materials, to the extent that the costs thereof exceed the costs that would have been paid had the same been provided by unaffiliated parties on a competitive basis; (xiv) property insurance on the Building or the Project exceeding the full replacement value thereof, or rental abatement insurance exceeding one (1) year; (xv) any other expense that under generally accepted accounting principles consistently applied and practiced would not be considered a normal maintenance or operating expense; (xvi) any cost or expense previously charged by Landlord, and in no event shall there be any duplication of charges; and (xvii) should Landlord elect to self-insure earthquake property damage, imputed self-insurance premiums for such coverage that exceed the earthquake insurance premium component of the Building Cost Base.

                  (h) Provided Tenant is not then in default hereunder, Tenant shall have the right to cause a qualified auditor working on a fixed fee (and not continency basis) to audit Operating Expenses by inspecting Landlord's general ledger of expenses and supporting documents reasonably requested by Tenant not more than once during any Expense Recovery Period. Tenant shall give notice to Landlord of Tenant's intent to audit within ten (10) months after Tenant's receipt of Landlord's expense statement which sets forth Landlord's actual Operating Expenses. Such audit shall be conducted at a mutually agreeable time during normal business hours at the office of Landlord or its management agent where such accounts are maintained and shall be completed within sixty
(60) days. If Tenant's audit determines that actual Operating Expenses have been overstated by more than five percent (5%), then subject to Landlord's right to review and/or contest the audit results, Landlord shall reimburse Tenant for the reasonable out-of-pocket costs of such audit. Tenant's rent shall be appropriately adjusted to reflect any overstatement in Operating Expenses. In addition, if any component of Operating Expenses is determined to be either inappropriate or excessive during an Expense Recovery Period, and if the Building Cost Base or Property Tax Base also included such component, then the appropriate Base shall concurrently be adjusted if and to the extent appropriate. In the event of a dispute between Landlord and Tenant regarding the results of such audit, either party may elect to submit the matter for binding arbitration pursuant to Section 14.7(b) below. All of the information obtained by Tenant and/or its auditor in connection with such audit, as well as any compromise, settlement, or adjustment reached between Landlord and Tenant as a result thereof, shall be held in strict confidence and, except as may be required pursuant to litigation, shall not be disclosed to any third party, directly or indirectly, by Tenant or its auditor or any of their officers, agents or employees. Landlord may require Tenant's auditor to execute a separate confidentiality agreement affirming the foregoing as a condition precedent to any audit. In the event of a violation of this confidentiality covenant in connection with any audit, then in addition to any other legal or equitable remedy available to Landlord, Tenant shall have no further audit rights under this Lease.

         SECTION 4.3. SECURITY DEPOSIT. Concurrently with Tenant's delivery of this Lease, Tenant shall deposit with Landlord the sum, if any, stated in Item 9 of the Basic Lease Provisions (the "Security Deposit"), in the form of (i) cash equal to the difference between such Security Deposit and the security deposit currently held by Landlord under the Existing Lease described in Section 22.6 below (the "Existing Deposit") and (ii) the transfer of the Existing Deposit by Landlord to this Lease upon the Commencement Date hereof. The Security Deposit shall be held by Landlord as security for the full and faithful


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

performance of Tenant's obligations under this Lease to pay any rent as and when due, including without limitation such additional rent as may be owing under any provision hereof, and to maintain the Premises as required by Sections 7.1 and
15.3. Upon any breach of those obligations by Tenant, Landlord may apply all or part of the Security Deposit as full or partial compensation. If any portion of the Security Deposit is so applied, Tenant shall within five (5) days after written demand by Landlord deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Notwithstanding the foregoing, however, provided Tenant is not, and has not theretofore been, in default under this Lease, Landlord agrees to reduce the principal balance of the Security Deposit to Fifty Thousand Dollars ($50,000.00) if and only if (i) Tenant's capital stock is then publicly-traded and (ii) Tenant has a net worth (exclusive of good will) of at least Ten Million Dollars ($10,000,000.00) as evidenced by current audited financial statements reasonably acceptable to Landlord. Should the Security Deposit be so reduced and should Tenant fail thereafter to maintain the foregoing minimum net worth, then Tenant shall, upon written demand by Landlord, restore the Security Deposit to its original amount. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant fully performs its obligations under this Lease, the Security Deposit or any balance thereof shall be returned to Tenant or, at Landlord's option, to the last assignee of Tenant's interest in this Lease.


                                 ARTICLE V. USES

         SECTION 5.1. USE. Tenant shall use the Premises only for the purposes stated in Item 3 of the Basic Lease Provisions. The parties agree that any contrary use shall be deemed to cause material and irreparable harm to Landlord and shall entitle Landlord to injunctive relief in addition to any other available remedy. Tenant shall not do or permit anything to be done in or about the Premises which will in any way interfere with the rights or quiet enjoyment of other occupants of the Building or the Project, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant permit any nuisance or commit any waste in the Premises or the Project. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any insurance policy(ies) covering the Building, the Project and/or their contents, and shall comply with all applicable insurance underwriters rules and the requirements of the Pacific Fire Rating Bureau or any other organization performing a similar function. Tenant shall comply at its expense with all present and future laws, ordinances and requirements of all governmental authorities that pertain to Tenant or its use of the Premises, including without limitation all federal and state occupational health and safety and handicap access requirements, whether or not Tenant's compliance will necessitate expenditures or interfere with its use and enjoyment of the Premises. Tenant shall not generate, handle, store or dispose of hazardous or toxic materials (as such materials may be identified in any federal, state or local law or regulation) in the Premises or Project without the prior written consent of Landlord; provided that the foregoing shall not be deemed to proscribe the use by Tenant of customary office supplies in normal quantities so long as such use comports with all applicable laws. Tenant agrees that it shall promptly complete and deliver to Landlord any disclosure form regarding hazardous or toxic materials that may be required by any governmental agency. Tenant shall also, from time to time upon request by Landlord, execute such affidavits concerning Tenant's best knowledge and belief regarding the presence of hazardous or toxic materials in the Premises. Landlord shall have the right at any time to perform an assessment of the environmental condition of the Premises and of Tenant's compliance with this Section. As part of any such assessment, Landlord shall have the right, upon reasonable prior notice to Tenant, to enter and inspect the Premises and to perform tests, provided those tests are performed in a manner that minimizes disruption to Tenant. Tenant will cooperate with Landlord in connection with any assessment by, among other things, promptly responding to inquiries and providing relevant documentation and records relating to hazardous or toxic materials at the Premises. The reasonable cost of the assessment/testing shall be reimbursed by Tenant to Landlord if such assessment/testing determines that Tenant failed to comply with the requirements of this Section; otherwise, the same shall be at Landlord's expense and not a Building Cost. In all events Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of hazardous or toxic materials caused by Tenant, its agents, employees, contractors, subtenants or licensees. The foregoing covenants shall survive the expiration or earlier termination of this Lease.

         SECTION 5.2. SIGNS.

                  (a) Tenant, upon obtaining the approval of Landlord in writing, which approval shall not be withheld for signage conforming to the sign criteria described below, may affix a sign (restricted solely to Tenant's name as set forth herein or such other name as Landlord may consent to in writing) adjacent to the entry door of the Premises and shall maintain the sign in good condition and repair during the Term; provided that such signage may include Tenant's logo if and for so long as the signage is installed on any floor occupied in its entirety by Tenant. The sign shall conform to the criteria for signs established by Landlord and shall be ordered through Landlord. Tenant shall not place or allow to be placed any other sign, decoration or advertising matter of any kind that is visible from the exterior of the


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

Premises. Any violating sign or decoration may be immediately removed by Landlord at Tenant's expense without notice and without the removal constituting a breach of this Lease or entitling Tenant to claim damages.

                  (b) During the twelve (12) month period following the execution of this Lease, Tenant shall have the right to install a building-top sign on two (2) sides of the exterior of the Building. The type, location and design of such signage shall be subject to the prior approval of Landlord and the City of Irvine, and shall be subject to the 8001 Tower Sign Criteria. Notwithstanding the foregoing, Landlord hereby approves of either of the two (2) depictions of signage shown on Exhibit Y attached hereto, and agrees that each of those signs conforms to the 8001 Tower Sign Criteria. Fabrication, installation, insurance, and maintenance of such signage shall be at Tenant's sole cost and expense. Except for the foregoing, no sign, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted or affixed by Tenant on any part of the Premises without the prior consent of Landlord. Tenant's signage right shall belong solely to and shall identify only Quest Software, Inc., or any Tenant Affiliate thereof (unless Landlord in good faith and reasonably determines that the name of such Tenant Affiliate is inappropriate for display on a first class office building), and may not otherwise be transferred or assigned without Landlord's prior written consent, which may be withheld by Landlord in Landlord's sole discretion. In the event Quest Software, Inc. and/or any Tenant Affiliate thereof fails to occupy a substantial portion of the Premises, then Tenant shall, within thirty (30) days following notice from Landlord, remove the exterior signage at Tenant's expense. Tenant shall also remove such signage promptly following the expiration or earlier termination of this Lease. Any such removal shall be at Tenant's sole expense, and Tenant shall bear the cost of any resulting repairs to the Building that are reasonably necessary due to the removal.


                          ARTICLE VI. LANDLORD SERVICES

         SECTION 6.1. UTILITIES AND SERVICES. Landlord shall furnish to the Premises the utilities and services described in Exhibit B, subject to the conditions and payment obligations and standards set forth in this Lease. Landlord shall not be liable for any failure to furnish any services or utilities when the failure is the result of any accident or other cause beyond Landlord's reasonable control, nor shall Landlord be liable for damages resulting from power surges or any breakdown in telecommunications facilities or services. Landlord's temporary inability to furnish any services or utilities shall not entitle Tenant to any damages, relieve Tenant of the obligation to pay rent or constitute a constructive or other eviction of Tenant, except that Landlord shall diligently attempt to restore the service or utility promptly; provided that if Landlord is unable to do so within five (5) business days and such failure prevents Tenant's reasonable use of the Premises for its intended purposes, rent shall be abated from and after the sixth (6th) business day until the utility or service is restored. Tenant shall comply with all rules and regulations which Landlord may reasonably establish for the provision of services and utilities, and shall cooperate with all reasonable conservation practices established by Landlord. Landlord shall at all reasonable times have free access to all electrical and mechanical installations of Landlord.

         SECTION 6.2. OPERATION AND MAINTENANCE OF COMMON AREAS. During the Term, Landlord shall operate all Common Areas within the Building and the Project. The term "Common Areas" shall mean all areas within the Building and other buildings in the Project which are not held for exclusive use by persons entitled to occupy space, and all other appurtenant areas and improvements provided by Landlord for the common use of Landlord and tenants and their respective employees and invitees, including without limitation parking areas and structures, driveways, sidewalks, landscaped and planted areas, hallways and interior stairwells not located within the premises of any tenant, common entrances and lobbies, elevators, and restrooms not located within the premises of any tenant. In the event Landlord is required to rectify any currently-existing violations of the Americans with Disabilities Act within the Common Areas, Landlord shall do so at its sole expense and the cost thereof shall not be included in the Building Costs allocated to Tenant (including the Building Cost Base).

         SECTION 6.3. USE OF COMMON AREAS. The occupancy by Tenant of the Premises shall include the use of the Common Areas in common with Landlord and with all others for whose convenience and use the Common Areas may be provided by Landlord, subject, however, to compliance with all nondiscriminatory rules and regulations as are reasonably prescribed from time to time by Landlord. Landlord shall at all times during the Term have exclusive control of the Common Areas, and may restrain any use or occupancy, except as authorized by Landlord's rules and regulations. Tenant shall keep the Common Areas clear of any obstruction or unauthorized use related to Tenant's operations. Landlord may temporarily close any portion of the Common Areas for repairs, remodeling and/or alterations, to prevent a public dedication or the accrual of prescriptive rights, or for any other reasonable purpose, so long as Tenant's access to and use of the Premises is not impaired.

         SECTION 6.4. PARKING. Landlord hereby leases to Tenant, and Tenant hereby agrees to lease from Landlord for the Term of this Lease, the number of vehicle parking spaces set forth in Item 12 of the Basic Lease Provisions. It is understood that twenty percent (20%) of the allotted unreserved parking spaces may, at Landlord's election, be located outside the Parking Area of the Project at a location reasonably designated by Landlord from time to time, which location may include the parking area for the building at 8105 Irvine Center Drive; provided, however, that any such location shall be comparably paved, striped, lighted and maintained and shall be no further from the Building than the farthest boundary of the Parking Area. The costs associated with the operation of any remote parking location shall only be included in Building Costs to the extent such costs are actually incurred by Landlord and are required to be allocated to parking provided to tenants of the Building. The parking spaces shall be provided in accordance with the provisions set forth in Exhibit C to this Lease.

         SECTION 6.5. CHANGES AND ADDITIONS BY LANDLORD. Landlord reserves the right to make alterations or additions to the Building or the Project, or to the attendant fixtures, equipment and Common Areas. No change shall entitle Tenant to any abatement of rent or other claim against Landlord, provided that the change does not deprive Tenant of reasonable access to or use of the Premises.


                      ARTICLE VII. MAINTAINING THE PREMISES

         SECTION 7.1. TENANT'S MAINTENANCE AND REPAIR. Tenant at its sole expense shall make all repairs necessary to keep the Premises in the condition as existed on the Commencement Date (or on any later date that the improvements may have been installed), excepting ordinary wear and tear, damage and destruction under Article XI, and Landlord's obligations under this Lease. All repairs shall be at least equal in quality to the original work. Any third party contractor utilized by Tenant shall be subject to Landlord's standard requirements for contractors, as modified from time to time. Landlord may impose reasonable restrictions and requirements with respect to repairs, as provided in
Section 7.3, and the provisions of Section 7.4 shall apply to all repairs. Alternatively, Landlord may elect to make any such repair on behalf of Tenant and at Tenant's expense, and Tenant shall promptly reimburse Landlord as additional rent for all costs at market rates reasonably incurred upon submission of an invoice.

         SECTION 7.2. LANDLORD'S MAINTENANCE AND REPAIR.

                  (a) Subject to Section 7.1 and Article XI, Landlord shall provide service, maintenance and repair with respect to any air conditioning, ventilating or heating equipment which serves the Premises (exclusive of any supplemental HVAC equipment installed by or at the request of Tenant), shall comply with all laws affecting the systems, structure and Common Areas of the Building and Project, shall maintain all services under Exhibit B, and shall maintain in good repair the roof, foundations, footings, the exterior surfaces of the exterior walls of the Building, and the structural, electrical, plumbing (other than plumbing fixtures in the Premises), sewer, telecommunications risers, and mechanical systems (including without limitation elevators) servicing the Premises and the Building, except that Tenant at its expense shall make all repairs which Landlord deems reasonably necessary as a result of the act or negligence of Tenant, its agents, employees, invitees, subtenants or contractors. Landlord shall have the right to employ or designate any reputable person or firm, including any employee or agent of Landlord or any of Landlord's affiliates or divisions, to perform any service, repair or maintenance function. Landlord need not make any other improvements or repairs except as specifically required under this Lease, and nothing contained in this Section shall limit Landlord's right to reimbursement from Tenant for maintenance, repair costs and replacement costs as provided elsewhere in this Lease. Tenant understands that it shall not make repairs at Landlord's expense or by rental offset.

                  (b) Except as provided in Sections 11.1 and 12.1 below, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements to any portion of the Building, including repairs to the Premises, nor shall any related activity by Landlord constitute an actual or constructive eviction; provided, however, that in making repairs, alterations or improvements, Landlord shall interfere as little as reasonably practicable with the conduct of Tenant's business in the Premises and shall comply with Tenant's reasonable security procedures and requirements.

         SECTION 7.3. ALTERATIONS. Tenant shall make no alterations, additions or improvements to the Premises without the prior written consent of Landlord. Landlord's consent shall not be unreasonably withheld as long as the proposed changes do not adversely affect the structural, electrical or mechanical components or systems of the Building and are not visible from the exterior of the Premises. Landlord may impose, as a condition to its consent, any reasonable requirements, including but not limited to (i) a requirement that any work anticipated to cost in excess of $175,000.00 be covered by a lien and completion bond satisfactory to Landlord and (ii) requirements as to the manner, time, and contractor


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
for performance of the work. Without limiting the generality of the foregoing, Tenant shall use Landlord's designated mechanical and electrical contractors for all work affecting the mechanical or electrical systems of the Building. Tenant shall obtain all required permits for the work and shall perform the work in compliance with all applicable laws, regulations and ordinances. Landlord shall be entitled to a supervision fee in the amount of five percent (5%) of the cost of the work if Landlord or its management agent for the Project is actively involved in the supervision of the work. Under no circumstances shall Tenant make any improvement which incorporates asbestos-containing construction materials into the Premises. Any request for Landlord's consent shall be made in writing and shall contain architectural plans describing the work in detail reasonably satisfactory to Landlord. Unless Landlord otherwise agrees in writing, all alterations, additions or improvements affixed to the Premises (excluding moveable trade fixtures and furniture) shall become the property of Landlord and shall be surrendered with the Premises at the end of the Term, except that Landlord may, by notice to Tenant given at the time of Landlord's consent to the alteration or improvement, require Tenant to remove by the Expiration Date, or sooner termination date of this Lease, all or any alterations, decorations, fixtures, additions, improvements and the like installed either by Tenant or by Landlord at Tenant's request and to repair any damage to the Premises arising from that removal. However, Tenant shall be required to fund the cost of removing an improvement shown in the "Plan" (as defined in Exhibit X hereto) only to the extent so specifically provided in
Exhibit X. Except as otherwise provided in this Lease or in any Exhibit to this Lease, should Landlord make any alteration or improvement to the Premises at the request of Tenant, Landlord shall be entitled to prompt reimbursement from Tenant for all costs reasonably incurred.

         SECTION 7.4. MECHANIC'S LIENS. Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant. Upon request by Landlord, Tenant shall promptly cause any such lien to be released by posting a bond in accordance with California Civil Code Section 3143 or any successor statute. In the event that Tenant shall not, within thirty (30) days following the imposition of any lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other available remedies, the right to cause the lien to be released by any means it deems proper, including payment of or defense against the claim giving rise to the lien. All expenses so incurred by Landlord, including Landlord's attorneys' fees, shall be reimbursed by Tenant promptly following Landlord's demand, together with interest from the date of payment by Landlord at the maximum rate permitted by law until paid. Tenant shall give Landlord no less than twenty (20) days' prior notice in writing before commencing construction of any kind on the Premises so that Landlord may post and maintain notices of nonresponsibility on the Premises.

         SECTION 7.5. ENTRY AND INSPECTION. Landlord shall at all reasonable times, upon at least 24 hour prior written or oral notice (except in emergencies) and subject to Tenant's reasonable security procedures and requirements, have the right to enter the Premises to inspect them, to supply services in accordance with this Lease, to protect the interests of Landlord in the Premises, to make repairs and renovations as reasonably deemed necessary by Landlord, and to submit the Premises to prospective or actual purchasers or encumbrance holders (or, during the last one hundred and eighty (180) days of the Term or when an uncured Tenant default exists, to prospective tenants), all without being deemed to have caused an eviction of Tenant and without abatement of rent except as provided elsewhere in this Lease. Landlord shall at all times have and retain a key which unlocks all of the doors in the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open the doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord shall not under any circumstances be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Tenant from the Premises. In exercising its rights under this Section, Landlord shall use best efforts to minimize interference with Tenant's use of the Premises.

                      ARTICLE IX. ASSIGNMENT AND SUBLETTING

         SECTION 9.1. RIGHTS OF PARTIES.

                  (a) Notwithstanding any provision of this Lease to the contrary, Tenant will not, either voluntarily or by operation of law, assign, sublet, encumber, or otherwise transfer all or any part of Tenant's interest in this Lease, or permit the Premises to be occupied by anyone other than Tenant, without Landlord's prior written consent, which consent shall not unreasonably be withheld in accordance with the provisions of Section 9.1.(c). No assignment (whether voluntary, involuntary or by operation of law) and no subletting shall be valid or effective without Landlord's prior written consent and, at Landlord's election, shall constitute a material default of this Lease. Landlord shall not be deemed to have given its consent to any assignment or subletting by any other course of action, including its acceptance of any name for listing in the Building directory. To the extent not prohibited by provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code"), including Section 365(f)(1), Tenant on behalf of itself and its creditors, administrators and assigns waives the applicability of Section 365(e) of the Bankruptcy Code unless the proposed assignee of the Trustee for the estate of the bankrupt meets Landlord's standard for consent as set forth in Section 9.1(c) of this Lease. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations to be delivered in connection with the assignment shall be delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed to have assumed all of the obligations arising under this Lease on and after the date of the assignment, and shall upon demand execute and deliver to Landlord an instrument confirming that assumption.

                  (b) If Tenant is a corporation, or is an unincorporated association or partnership, the transfer of any stock or interest in the corporation, association or partnership which results in a change in the voting control of Tenant shall be deemed an assignment within the meaning and provisions of this Article; provided, however, that the foregoing shall not apply to any stock transfer to a Tenant Affiliate or to any transfer of capital stock in connection with a public offering of shares or the subsequent trading of those shares by members of the public.

                  (c) If Tenant desires to transfer an interest in this Lease, it shall first notify Landlord of its desire and shall submit in writing to
Landlord: (i) the name and address of the proposed transferee; (ii) the nature of any proposed subtenant's or assignee's business to be carried on in the Premises; (iii) the terms and provisions of any proposed sublease or assignment; and (iv) any other information requested by Landlord and reasonably related to the transfer. Except as provided in Subsection (d) of this Section, Landlord shall not unreasonably withhold its consent, provided: (1) the use of the Premises will be consistent with the provisions of this Lease; (2) fifty percent (50%) of any excess rent received by the Tenant from the assignment or subletting, whether during or after the Term of this Lease, shall be paid to Landlord when received; (3) any proposed assignee (but not subtenant) demonstrates that it is financially responsible by submission to Landlord of all reasonable information as Landlord may request concerning the proposed assignee, including, but not limited to, a balance sheet of the proposed assignee as of a date within ninety (90) days of the request for Landlord's consent and statements of income or profit and loss of the proposed assignee for the two-year period preceding the request for Landlord's consent; (4) the proposed assignee or subtenant is neither an existing tenant of the Building or Project nor a prospective tenant with whom Landlord is then actively negotiating; and
(5) the proposed transfer will not impose additional burdens or adverse tax effects on Landlord. If Landlord consents to the proposed transfer, Tenant may within ninety (90) days after the date of the consent effect the transfer upon the terms described in the information furnished to Landlord; provided that any material change in the terms shall be subject to Landlord's consent as set forth in this Section. Landlord shall approve or disapprove any requested transfer within thirty (30) days following receipt of Tenant's written request and the information set forth above. Tenant shall pay to Landlord a transfer fee of Five Hundred Dollars ($500.00) if and when any transfer requested by Tenant is approved.

                  (d) Notwithstanding the provisions of Subsection (c) above, in lieu of consenting to a proposed assignment of this Lease or subletting of at least 10,000 rentable square feet of the Premises for substantially all of the remaining Term of this Lease, Landlord may elect to (i) sublease the Premises (or the portion proposed to be subleased), or take an assignment of Tenant's interest in this Lease, upon the same terms as offered to the proposed subtenant or assignee (excluding terms relating to the purchase of personal property, the use of Tenant's name or the continuation of Tenant's business), or (ii) terminate this Lease as to the portion of the Premises proposed to be subleased or assigned with a proportionate abatement in the rent payable under this Lease, effective on the date that the proposed sublease or assignment would have become effective. Landlord may thereafter, at its option, assign or re-let any space so recaptured to any third party, including without limitation the proposed transferee of Tenant. Notwithstanding the foregoing, this Subsection 9.1(d) shall not apply to any proposed assignment or sublease to either a Tenant Affiliate or an entity with which Tenant has a substantial ongoing business relationship (collectively, "Related Entity").

                  (e) Notwithstanding the foregoing, provided Tenant is not then in default hereunder, Tenant may, without Landlord's consent but with prior written notice to Landlord, assign this Lease or sublet all or any portion of the Premises to (i) any entity resulting from a merger or reorganization of Tenant, (ii) any entity succeeding to the business and assets of Tenant, or
(iii) any entity controlling, controlled by, or under common control with, Tenant (collectively, a "Tenant Affiliate").

         SECTION 9.2. EFFECT OF TRANSFER. No subletting or assignment, even with the consent of Landlord, shall relieve Tenant, or any successor-in-interest to Tenant hereunder, of its obligation to pay rent and to perform all its other obligations under this Lease. Moreover, Tenant shall indemnify and hold Landlord harmless, as provided in Section 10.3, for any act or omission by an assignee or subtenant. Each assignee shall be deemed to assume all obligations of Tenant under this Lease and shall be liable jointly and severally with Tenant for the payment of all rent, and for the due performance of all of Tenant's obligations, under this Lease. Such joint and several liability shall not be discharged or impaired by any subsequent modification or extension of this Lease. Except for a transfer to a Tenant Affiliate, no transfer shall be binding on Landlord unless any document memorializing the transfer is delivered to Landlord and both the assignee/subtenant and Tenant deliver to Landlord an executed consent to transfer instrument prepared by Landlord and consistent with the requirements of this Article. The acceptance by Landlord of any payment due under this Lease from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any transfer. Consent by Landlord to one or more transfers shall not operate as a waiver or estoppel to the future enforcement by Landlord of its rights under this Lease. In addition to the foregoing, no change in the status of Tenant or any party jointly and severally liable with Tenant as aforesaid (e.g., by conversion to a limited liability company or partnership) shall serve to abrogate the liability of any person or entity for the obligations of Tenant, including any obligations that may be incurred by Tenant after the status change by exercise of a pre-existing right in this Lease.


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
         SECTION 9.3. SUBLEASE REQUIREMENTS. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be included in each sublease:

                  (a) Tenant hereby irrevocably assigns to Landlord all of Tenant's interest in all rentals and income arising from any sublease of the Premises, and Landlord may collect such rent and income and apply same toward Tenant's obligations under this Lease; provided, however, that until a default occurs in the performance of Tenant's obligations under this Lease, Tenant shall have the right to receive and collect the sublease rentals. Landlord shall not, by reason of this assignment or the collection of sublease rentals, be deemed liable to the subtenant for the performance of any of Tenant's obligations under the sublease. Tenant hereby irrevocably authorizes and directs any subtenant, upon receipt of a written notice from Landlord stating that an uncured default exists in the performance of Tenant's obligations under this Lease, to pay to Landlord all sums then and thereafter due under the sublease. Tenant agrees that the subtenant may rely on that notice without any duty of further inquiry and notwithstanding any notice or claim by Tenant to the contrary. Tenant shall have no right or claim against the subtenant or Landlord for any rentals so paid to Landlord. In the event Landlord collects amounts from subtenants that exceed the total amount then due from Tenant hereunder, Landlord shall promptly remit the excess to Tenant.

                  (b) In the event of the termination of this Lease, Landlord may, at its sole option, take over Tenant's entire interest in any sublease and, upon notice from Landlord, the subtenant shall attorn to Landlord. In no event, however, shall Landlord be liable for any previous act or omission by Tenant under the sublease or for the return of any advance rental payments or deposits under the sublease that have not been actually delivered to Landlord, nor shall Landlord be bound by any sublease modification executed without Landlord's consent or for any advance rental payment by the subtenant in excess of one month's rent. The general provisions of this Lease, including without limitation those pertaining to insurance and indemnification, shall be deemed incorporated by reference into the sublease despite the termination of this Lease.

                  (c) Tenant agrees that Landlord may, at its sole option, authorize a subtenant of the Premises to cure a default by Tenant under this Lease.

                       ARTICLE X. INSURANCE AND INDEMNITY

         SECTION 10.1. TENANT'S INSURANCE. Tenant, at its sole cost and expense, shall provide and maintain in effect the insurance described in Exhibit D. Evidence of that insurance must be delivered to Landlord prior to the Commencement Date.

         SECTION 10.2. LANDLORD'S INSURANCE. Landlord shall provide all of the following types of insurance, with or without deductible and in amounts and coverages as may be determined by Landlord in its discretion: "all risk" property insurance for at least eighty percent (80%) of the replacement cost of the Building, subject to standard exclusions, covering the Building and Project, and such other risks as Landlord or its mortgagees may from time to time deem appropriate, and commercial general liability coverage in limits of not less than $1,000,000.00 per occurrence and $5,000,000.00 in the aggregate. Landlord shall not be required to carry insurance of any kind on Tenant's leasehold improvements, trade fixtures, furnishings, equipment, interior plate glass, signs and all other items of personal property, and shall not be obligated to repair or replace that property should damage occur. All proceeds of insurance maintained by Landlord upon the Building and Project shall be the property of Landlord, whether or not Landlord is obligated to or elects to make any repairs.

         SECTION 10.3. TENANT'S INDEMNITY. To the fullest extent permitted by law, Tenant shall defend, indemnify and hold harmless Landlord, its agents, lenders, and any and all affiliates of Landlord, from and against any and all claims, liabilities, costs or expenses arising either before or after the Commencement Date from Tenant's use or occupancy of the Premises, the Building or the Common Areas, or from the conduct of its business, or from any activity, work, or thing done, permitted or suffered by Tenant or its agents, employees, subtenants, invitees or licensees in or about the Premises, the Building or the Common Areas (except to the extent contributed to by the gross negligence or willful misconduct of Landlord, its agents or employees), or from any default in the performance of any obligation on Tenant's part to be performed under this Lease, or from any act or negligence of Tenant or its agents, employees, subtenants, invitees or licensees. Landlord may, at its option, require Tenant to assume Landlord's defense in any action covered by this Section through counsel reasonably satisfactory to Landlord.

         SECTION 10.4. LANDLORD'S NONLIABILITY. Landlord shall not be liable to Tenant, its employees, agents and invitees, and Tenant hereby waives all claims against Landlord, its employees and agents for loss of or damage to any property, or any injury to any person, or loss or interruption of business or income, resulting from any condition including, but not limited to, fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak or flow from or into any part of the Premises or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, electrical works or other fixtures in the Building, whether the damage or injury results from conditions arising in the Premises or in other portions of the Building. It is understood that any such condition may require the temporary evacuation or closure of all or a portion of the Building. Should

Tenant elect to receive any service from a concessionaire, licensee or third party tenant of Landlord, Tenant shall not seek recourse against Landlord for any breach or liability of that service provider. Neither Landlord nor its agents shall be liable for interference with light or other similar intangible interests. Tenant shall promptly following discovery by senior management notify Landlord in case of fire or accident in the Premises, the Building or the Project and of defects in any improvements or equipment.


                        ARTICLE XI. DAMAGE OR DESTRUCTION

         SECTION 11.1. RESTORATION.

                  (a) If the Building of which the Premises are a part is damaged as the result of an event of casualty, Landlord shall repair that damage as soon as reasonably possible unless: (i) Landlord reasonably determines that the cost of repair would exceed ten percent (10%) of the full replacement cost of the Building ("Replacement Cost") and the damage is not covered by Landlord's fire and extended coverage insurance (or by a normal extended coverage policy for full Replacement Cost should Landlord fail to carry that insurance); or (ii) Landlord reasonably determines that the cost of repair would exceed twenty-five percent (25%) of the Replacement Cost; or (iii) Landlord reasonably determines that the cost of repair would exceed ten percent (10%) of the Replacement Cost and the damage occurs during the final twelve (12) months of the Term, as the Term may have been extended. Should Landlord elect not to repair the damage for one of the preceding reasons, Landlord shall so notify Tenant in the "Casualty Notice" (as defined below), and this Lease shall terminate thereafter on the earlier of (i) sixty (60) days following the date of delivery of the Casualty Notice or (ii) the date Tenant vacates the Premises.

                  (b) As soon as reasonably practicable following the casualty event but not later than sixty (60) days thereafter, Landlord shall notify Tenant in writing ("Casualty Notice") of Landlord's election, if applicable, to terminate this Lease. If this Lease is not so terminated, the Casualty Notice shall set forth the anticipated period for repairing the casualty damage. If the anticipated repair period exceeds one hundred eighty (180) days and if the damage is so extensive as to reasonably prevent Tenant's substantial use and enjoyment of the Premises, then Tenant may elect to terminate this Lease by written notice to Landlord within ten (10) days following delivery of the Casualty Notice.

                  (c) From and after the sixth business day following the casualty event, the rental to be paid under this Lease shall be abated in the same proportion that the floor area of the Premises that is rendered unusable by the damage from time to time bears to the total floor area of the Premises.

                  (d) The provisions of this Section shall not be deemed to require Landlord to repair any improvements or fixtures that Tenant is obligated to repair or insure pursuant to any other provision of this Lease.

         SECTION 11.2. LEASE GOVERNS. Tenant agrees that the provisions of this Lease, including without limitation Section 11.1, shall govern any damage or destruction and shall accordingly supersede any contrary statute or rule of law.


                           ARTICLE XII. EMINENT DOMAIN

         SECTION 12.1. TOTAL OR PARTIAL TAKING. If all or a material portion of the Premises is taken by any lawful authority by exercise of the right of eminent domain, or sold to prevent a taking, either Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to the authority. In the event title to a portion of the Building or Project, other than the Premises, is taken or sold in lieu of taking, and if Landlord elects to restore the Building in such a way as to alter the Premises materially, either party may terminate this Lease, by written notice to the other party, effective on the date of vesting of title. In the event neither party has elected to terminate this Lease as provided above, then Landlord shall promptly, after receipt of a sufficient condemnation award, proceed to restore the Premises to substantially their condition prior to the taking, and a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which, and to the part of the Premises of which, Tenant is deprived on account of the taking and restoration. In the event of a taking, Landlord shall be entitled to the entire amount of the condemnation award without deduction for any estate or interest of Tenant; provided that nothing in this Section shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the taking authority for, the taking of personal property and fixtures belonging to Tenant or for relocation or business interruption expenses or loss of goodwill recoverable from the taking authority.

         SECTION 12.2. TEMPORARY TAKING. No temporary taking of the Premises shall terminate this Lease or give Tenant any right to abatement of rent, and any award specifically attributable to a temporary taking of the Premises shall belong entirely to Tenant. A temporary taking shall be deemed to be a taking of the use or occupancy of the Premises for a period of not to exceed ninety (90) days.

         SECTION 12.3. TAKING OF PARKING AREA. In the event there shall be a taking of the parking area such that Landlord can no longer provide sufficient parking to comply with this Lease, Landlord may substitute reasonably equivalent parking in a location reasonably close to the Building;

provided that if Landlord fails to make that substitution within thirty (30) days following the taking and if the taking materially impairs Tenant's use and enjoyment of the Premises, Tenant may, at its option, terminate this Lease by written notice to Landlord. If this Lease is not so terminated by Tenant, there shall be no abatement of rent and this Lease shall continue in effect.


                ARTICLE XIII. SUBORDINATION; ESTOPPEL CERTIFICATE

         SECTION 13.1. SUBORDINATION. At the option of Landlord or any of its mortgagees/deed of trust beneficiaries, this Lease shall be either superior or subordinate to all ground or underlying leases, mortgages and deeds of trust, if any, which may hereafter affect the Building, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, that so long as Tenant is not in default under this Lease, this Lease shall not be terminated or Tenant's quiet enjoyment of the Premises disturbed in the event of termination of any such ground or underlying lease, or the foreclosure of any such mortgage or deed of trust, to which Tenant has subordinated this Lease pursuant to this Section. In the event of a termination or foreclosure, Tenant shall become a tenant of and attorn to the successor-in-interest to Landlord upon the same terms and conditions as are contained in this Lease, and shall promptly execute any instrument reasonably required by Landlord's successor for that purpose. Tenant shall also, within thirty (30) days following written request of Landlord (or the beneficiary under any deed of trust encumbering the Building), execute and deliver all instruments as may be required from time to time by Landlord or such beneficiary (including without limitation any subordination, nondisturbance and attornment agreement in the form customarily required by such beneficiary, provided such form is consistent with the provisions of this Lease and is reasonably approved by Tenant) to subordinate this Lease and the rights of Tenant under this Lease to any ground or underlying lease or to the lien of any mortgage or deed of trust; provided, however, that any such beneficiary may, by written notice to Tenant given at any time, subordinate the lien of its deed of trust to this Lease. Failure of Tenant to execute any commercially reasonable statements or instruments necessary or desirable to effectuate the provisions of this Article, within thirty (30) days after written request by Landlord, shall constitute a default under this Lease. In that event, Landlord, in addition to any other rights or remedies it might have, shall have the right, by written notice to Tenant, to terminate this Lease as of a date not less than twenty (20) days after the date of Landlord's notice unless Tenant executes and return the document to Landlord prior to such date. Landlord's election to terminate shall not relieve Tenant of any liability for its default. Tenant acknowledges that Landlord's mortgagees and successors-in-interest and all beneficiaries under deeds of trust encumbering the Building are intended third party beneficiaries of this Section. Landlord agrees that it shall use its best efforts to obtain a commercially reasonable nondisturbance agreement in favor of Tenant from any existing mortgagee/deed of trust beneficiary of the Building as of the date hereof.

         SECTION 13.2. ESTOPPEL CERTIFICATE.

                  (a) Tenant shall, at any time upon not less than thirty (30) days prior written notice from Landlord, execute, acknowledge and deliver to Landlord, in any form that Landlord may reasonably require, a statement in writing in favor of any prospective purchaser or encumbrancer of the Building
(i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of the modification and certifying that this Lease, as modified, is in full force and effect) and the dates to which the rental, additional rent and other charges have been paid in advance, if any, and
(ii) acknowledging that, to Tenant's knowledge, there are no uncured defaults on the part of Landlord, or specifying each default if any are claimed, and (iii) setting forth all further information that Landlord may reasonably require. Tenant's statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Building or Project. Tenant's failure to deliver any estoppel statement within the provided time shall constitute a default under this Lease and shall be conclusive upon Tenant that (i) this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) there are no uncured defaults in Landlord's performance, and
(iii) not more than one month's rental has been paid in advance.

                  (b) Landlord shall, at any time upon not less than thirty (30) days prior written notice from Tenant, execute, acknowledge and deliver to Tenant, in any form that Tenant may reasonably require, a statement in writing in favor of any other party reasonably requested by Tenant for legitimate business reasons (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of the modification and certifying that this Lease, as modified, is in full force and effect), the amount of any security deposit then held by Landlord, and the dates to which the rental, additional rent and other charges have been paid in advance, if any, and
(ii) acknowledging that, to Landlord's knowledge, there are no uncured defaults on the part of Tenant, or specifying each default if they are claimed, and (iii) setting forth all further information that Tenant may reasonably require. Landlord's statement may be relied upon by the third party beneficiary to which the statement is addressed. Landlord's failure to deliver any estoppel statement within the provided time shall constitute a default by Landlord under this Lease and shall be conclusive upon Landlord that (i) this Lease is in full force and effect, without modification except as may be represented by Tenant, (ii) there are no uncured defaults in Tenant's performance, (iii) the amount of any security deposit as set forth in the Lease is then being held by Landlord, and
(iv) not more than one month's rental has been paid in advance.

                       ARTICLE XIV. DEFAULTS AND REMEDIES

         SECTION 14.1. TENANT'S DEFAULTS. In addition to any other event of default set forth in this Lease, the occurrence of any one or more of the following events shall constitute a default by Tenant:

                  (a) The failure by Tenant to make any payment of rent or additional rent required to be made by Tenant, as and when due, where the failure continues for a period of three (3) days after written notice from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 and 1161(a) as amended. For purposes of these default and remedies provisions, the term "additional rent" shall be deemed to include all amounts of any type whatsoever other than Basic Rent to be paid by Tenant pursuant to the terms of this Lease.

                  (b) Assignment, sublease, encumbrance or other transfer of the Lease by Tenant, either voluntarily or by operation of law, whether by judgment, execution, transfer by intestacy or testacy, or other means, without the prior written consent of Landlord.

                  (c) The discovery by Landlord that any financial statement provided by Tenant, or by any affiliate, successor or guarantor of Tenant, was materially false.

                  (d) The failure or inability by Tenant to observe or perform any of the covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in any other subsection of this Section, where the failure continues for a period of thirty (30) days after written notice from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 and 1161(a) as amended. However, if the nature of the failure is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences the cure within thirty (30) days, and thereafter diligently pursues the cure to completion.

                  (e) (i) The making by Tenant of any general assignment for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a Chapter 7 debtor under the Bankruptcy Code or to have debts discharged or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, if possession is not restored to Tenant within thirty (30) days; (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where the seizure is not discharged within thirty (30) days; or (v) Tenant's convening of a meeting of its creditors for the purpose of effecting a moratorium upon or composition of its debts. Landlord shall not be deemed to have knowledge of any event described in this subsection unless notification in writing is received by Landlord, nor shall there be any presumption attributable to Landlord of Tenant's insolvency. In the event that any provision of this subsection is contrary to applicable law, the provision shall be of no force or effect.

         SECTION 14.2. LANDLORD'S REMEDIES.

                  (a) In the event of any default by Tenant, then in addition to any other remedies available to Landlord, Landlord may exercise the following remedies:

                           (i) Landlord may terminate Tenant's right to
possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. Such termination shall not affect any accrued obligations of Tenant under this Lease. Upon termination, Landlord shall have the right to reenter the Premises and remove all persons and property. Landlord shall also be entitled to recover from Tenant:

                                    (1) The worth at the time of award of the
unpaid rent and additional rent which had been earned at the time of termination;

                                    (2) The worth at the time of award of the
amount by which the unpaid rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such loss that Tenant proves could have been reasonably avoided;

                                    (3) The worth at the time of award of the
amount by which the unpaid rent and additional rent for the balance of the Term after the time of award exceeds the amount of such loss that Tenant proves could be reasonably avoided;

                                    (4) Any other amount necessary to compensate
Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result from Tenant's default, including, but not limited to, the cost of recovering possession of the Premises, commissions and other expenses of reletting, including necessary repair, renovation, improvement and alteration of the Premises for a new tenant, reasonable attorneys' fees, and any other reasonable costs; and

                                    (5) At Landlord's election, all other
amounts in addition to or in lieu of the foregoing as may be permitted by law. The term "rent" as used in this Lease shall be deemed to mean the Basic Rent and all other sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease. Any sum, other than Basic Rent, shall be computed on the basis of the average monthly amount accruing during the twenty-four (24) month period immediately prior to default, except that if it becomes necessary to compute such rental before the twenty-four (24) month period has occurred, then the computation shall be on the basis of the average monthly amount during the shorter period. As used in subparagraphs (1) and (2) above, the "worth at the time of award" shall be computed by allowing interest at the rate of ten percent (10%) per annum. As used in subparagraph (3) above, the "worth at the time of award" shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

                                    (ii) Landlord may elect not to terminate
Tenant's right to possession of the Premises, in which event Landlord may continue to enforce all of its rights and remedies under this Lease, including the right to collect all rent as it becomes due. Efforts by the Landlord to maintain, preserve or relet the Premises, or the appointment of a receiver to protect the Landlord's interests under this Lease, shall not constitute a termination of the Tenant's right to possession of the Premises. In the event that Landlord elects to avail itself of the remedy provided by this subsection
(ii), Landlord shall not unreasonably withhold its consent to an assignment or subletting of the Premises subject to the reasonable standards for Landlord's consent as are contained in this Lease.

                  (b) The various rights and remedies reserved to Landlord in this Lease or otherwise shall be cumulative and, except as otherwise provided by California law, Landlord may pursue any or all of its rights and remedies at the same time. No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of the right or remedy or of any default by Tenant. The acceptance by Landlord of rent shall not be a (i) waiver of any preceding breach or default by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular rent accepted, regardless of Landlord's knowledge of the preceding breach or default at the time of acceptance of rent, or (ii) a waiver of Landlord's right to exercise any remedy available to Landlord by virtue of the breach or default. The acceptance of any payment from a debtor in possession, a trustee, a receiver or any other person acting on behalf of Tenant or Tenant's estate shall not waive or cure a default under Section 14.1. No payment by Tenant or receipt by Landlord of a lesser amount than the rent required by this Lease shall be deemed to be other than a partial payment on account of the earliest due stipulated rent, nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction and Landlord shall accept the check or payment without prejudice to Landlord's right to recover the balance of the rent or pursue any other remedy available to it. Tenant hereby waives any right of redemption or relief from forfeiture under California Code of Civil Procedure Section 1174 or 1179, or under any other present or future law, in the event this Lease is terminated by reason of any default by Tenant. No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys to the Premises prior to the termination of this Lease, and the delivery of the keys to any employee shall not operate as a termination of the Lease or a surrender of the Premises.

         SECTION 14.3. LATE PAYMENTS.

                  (a) Any rent due under this Lease that is not paid to Landlord within five (5) days of the date when due shall bear interest at the maximum rate permitted by law from the date due until fully paid. The payment of interest shall not cure any default by Tenant under this Lease. In addition, Tenant acknowledges that the late payment by Tenant to Landlord of rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Those costs may include, but are not limited to, administrative, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any rent due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after the date due, then Tenant shall pay to Landlord, in addition to the interest provided above, a late charge in the amount of one hundred dollars ($100.00) for each delinquent payment. Acceptance of a late charge by Landlord shall not constitute a waiver of Tenant's default with respect to the overdue amount, nor shall it prevent Landlord from exercising any of its other rights and remedies.

                  (b) Following each third consecutive installment of rent that is not paid within five (5) days following notice of nonpayment from Landlord, Landlord shall have the option to require that beginning with the first payment of rent next due, rent shall no longer be paid in monthly installments but shall be payable quarterly three (3) months in advance. Should Tenant deliver to Landlord, at any time during the Term, two (2) or more insufficient checks, the Landlord may require that all monies then and thereafter due from Tenant be paid to Landlord by cashier's check.

         SECTION 14.4. RIGHT OF LANDLORD TO PERFORM. All covenants and agreements to be performed by Tenant under this Lease shall be performed at Tenant's sole cost and expense and without any abatement of rent or right of set-off. If Tenant fails to pay any sum of money, or fails to perform any other act on its part to be performed under this Lease, and the failure continues beyond any applicable grace period set forth in Section 14.1, then in addition to any other available remedies, Landlord may, at its election make the payment or perform the other act on Tenant's part. Landlord's election to make the payment or perform the act on Tenant's part shall not give rise to any responsibility of Landlord to continue making the same or similar payments or performing the same or similar acts. Tenant shall, promptly upon demand by Landlord, reimburse Landlord for all sums paid by Landlord and all necessary incidental costs, together with interest at the maximum rate permitted by law from the date of the payment by Landlord.

         SECTION 14.5. DEFAULT BY LANDLORD. Landlord shall not be deemed to be in default in the performance of any obligation under this Lease unless and until it has failed to perform the obligation within thirty (30) days after written notice by Tenant to Landlord specifying in reasonable detail the nature and extent of the failure; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it commences performance within the thirty (30) day period and thereafter diligently pursues the cure to completion.

         SECTION 14.6. EXPENSES AND LEGAL FEES. Should either Landlord or Tenant bring any action in connection with this Lease, the prevailing party shall be entitled to recover as a part of the action its reasonable attorneys' fees, and all other costs. The prevailing party for the purpose of this paragraph shall be determined by the trier of the facts.

         SECTION 14.7. WAIVER OF JURY TRIAL/RIGHT TO ARBITRATE.

                  (A) LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHT TO TRIAL BY JURY, AND EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE.

                  (B) SHOULD A DISPUTE ARISE BETWEEN THE PARTIES REGARDING ANY MATTER DESCRIBED ABOVE, THEN EXCEPT WITH RESPECT TO ACTIONS FOR UNLAWFUL OR FORCIBLE DETAINER EITHER PARTY MAY CAUSE THE DISPUTE TO BE SUBMITTED TO JAMS/ENDISPUTE OR ITS SUCCESSOR ("JAMS") IN THE COUNTY IN WHICH THE BUILDING IS SITUATED FOR BINDING ARBITRATION BEFORE A SINGLE ARBITRATOR. HOWEVER, EACH PARTY RESERVES THE RIGHT TO SEEK A PROVISIONAL REMEDY BY JUDICIAL ACTION. NO ARBITRATION ELECTION BY EITHER PARTY PURSUANT TO THIS SUBSECTION SHALL BE EFFECTIVE IF MADE LATER THAN THIRTY (30) DAYS FOLLOWING SERVICE OF A JUDICIAL SUMMONS AND COMPLAINT BY OR UPON SUCH PARTY CONCERNING THE DISPUTE. THE ARBITRATION SHALL BE CONDUCTED IN ACCORDANCE WITH THE RULES OF PRACTICE AND PROCEDURE OF JAMS AND OTHERWISE PURSUANT TO THE CALIFORNIA ARBITRATION ACT (CODE OF CIVIL PROCEDURE SECTIONS 1280 ET SEQ.). NOTWITHSTANDING THE FOREGOING, THE ARBITRATOR IS SPECIFICALLY DIRECTED TO LIMIT DISCOVERY TO THAT WHICH IS ESSENTIAL TO THE EFFECTIVE PROSECUTION OR DEFENSE OF THE ACTION. THE ARBITRATOR SHALL APPORTION THE COSTS OF THE ARBITRATION, TOGETHER WITH THE ATTORNEYS' FEES OF THE PARTIES, IN THE MANNER DEEMED EQUITABLE BY THE ARBITRATOR, IT BEING THE INTENTION OF THE PARTIES THAT THE PREVAILING PARTY ORDINARILY BE ENTITLED TO RECOVER ITS REASONABLE COSTS AND FEES. JUDGMENT UPON ANY AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED BY ANY COURT HAVING JURISDICTION.


                             ARTICLE XV. END OF TERM

         SECTION 15.1. HOLDING OVER. This Lease shall terminate without further notice upon the expiration of the Term, and any holding over by Tenant after the expiration shall not constitute a renewal or extension of this Lease, or give Tenant any rights under this Lease, except when in writing signed by both parties. If Tenant holds over for any period after the expiration (or earlier termination) of the Term, Landlord may, at its option, treat Tenant as a tenant at sufferance only, commencing on the first (1st) day following the termination of this Lease. Any hold-over by Tenant shall be subject to all of the terms of this Lease, except that the monthly rental shall be one hundred fifty percent (150%) of the total monthly rental for the month immediately preceding the date of termination, subject to Landlord's right to modify same upon thirty (30) days notice to Tenant. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claims made by any succeeding tenant that has a signed lease for all or a portion of the Premises relating to such failure to surrender. Acceptance by Landlord of rent after the termination shall not constitute a consent to a holdover or result in a renewal of this Lease. The foregoing provisions of this Section are in addition to and do not affect Landlord's right of re-entry or any other rights of Landlord under this Lease or at law.

         SECTION 15.2. MERGER ON TERMINATION. The voluntary or other surrender of this Lease by Tenant, or a mutual termination of this Lease, shall terminate any or all existing subleases unless Landlord, at its option, elects in writing to treat the surrender or termination as an assignment to it of any or all subleases affecting the Premises.

         SECTION 15.3. SURRENDER OF PREMISES; REMOVAL OF PROPERTY. Upon the Expiration Date or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order, condition and repair as when received or as hereafter may be improved by Landlord or Tenant, reasonable wear and tear and repairs which are Landlord's obligation excepted, and shall, without expense to Landlord, remove or cause to be removed all wallpapering installed by Tenant except in connection with the initial tenant improvement work, together with all personal property and debris, except for any items that Landlord may by written authorization allow to remain. Tenant shall repair all damage to the Premises resulting from the removal, which repair shall include the patching and filling of holes and repair of structural damage, provided that Landlord may instead elect to repair any structural damage at Tenant's expense. If Tenant shall fail to comply with the provisions of this Section, Landlord may effect the removal and/or make any repairs, and the cost to Landlord shall be additional rent payable by Tenant upon demand. If requested by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an instrument in writing releasing and quitclaiming to Landlord all right, title and interest of Tenant in the Premises.


                        ARTICLE XVI. PAYMENTS AND NOTICES

         All sums payable by Tenant to Landlord shall be paid, without deduction or offset, in lawful money of the United States to Landlord at its address set forth in Item 13 of the Basic Lease Provisions, or at any other place as Landlord may designate in writing. Unless this Lease expressly provides otherwise, as for example in the payment of rent pursuant to Section 4.1, all payments shall be due and payable within five (5) days after demand. All payments requiring proration shall be prorated on the basis of a thirty (30) day month and a three hundred sixty (360) day year. Any notice, election, demand, consent, approval or other communication to be given or other document to be delivered by either party to the other may be delivered to the other party, at the address set forth in Item 13 of the Basic Lease Provisions, by personal service or telegram, telecopier, or electronic facsimile transmission, or by any courier or "overnight" express mailing service, or may be deposited in the United States mail, postage prepaid. Either party may, by written notice to the other, served in the manner provided in this Article, designate a different address. If any notice or other document is sent by mail, it shall be deemed served or delivered three (3) business days after mailing or, if sooner, upon actual receipt. If more than one person or entity is named as Tenant under this Lease, service of any notice upon any one of them shall be deemed as service upon all of them.


                       ARTICLE XVII. RULES AND REGULATIONS

         Tenant agrees to comply with the Rules and Regulations attached as Exhibit E, and any reasonable and nondiscriminatory amendments, modifications and/or additions as may be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order, or cleanliness of the Premises, Building, Project and/or Common Areas. Landlord shall not be liable to Tenant for any violation of the Rules and Regulations or the breach of any covenant or condition in any lease or any other act or conduct by any other tenant, and the same shall not constitute a constructive eviction hereunder. One or more waivers by Landlord of any breach of the Rules and Regulations by Tenant or by any other tenant(s) shall not be a waiver of any subsequent breach of that rule or any other. Tenant's failure to keep and observe the Rules and Regulations and to cure such failure as provided in Section 14.1(d) above shall constitute a default under this Lease. In the case of any conflict between the Rules and Regulations and this Lease, this Lease shall be controlling.


                       ARTICLE XVIII. BROKER'S COMMISSION

         The parties recognize as the broker(s) who negotiated this Lease the firm(s), if any, whose name(s) is (are) stated in Item 10 of the Basic Lease Provisions, and agree that Landlord shall be responsible for the payment of brokerage commissions to those broker(s) unless otherwise provided in this Lease. Each party warrants that it has had no dealings with any other real estate broker or agent in connection with the negotiation of this Lease, and agrees to indemnify and hold the other party harmless from any cost, expense or liability (including reasonable attorneys' fees) for any compensation, commissions or charges claimed by any other real estate broker or agent employed or claiming to represent or to have been employed by the indemnifying party in connection with the negotiation of this Lease. The foregoing agreement shall survive the termination of this Lease.

                  ARTICLE XIX. TRANSFER OF LANDLORD'S INTEREST

         In the event of any transfer of Landlord's interest in the Premises, the transferor shall be automatically relieved of all obligations on the part of Landlord accruing under this Lease from and after the date of the transfer, provided that any funds held by the transferor in which Tenant has an interest shall be turned over, subject to that interest, to the transferee and Tenant is notified of the transfer as required by law. No holder of a mortgage and/or deed of trust to which this Lease is or may be subordinate shall be responsible in connection with the Security Deposit, unless the mortgagee or holder of the deed of trust or the landlord actually receives the Security Deposit. It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject to the foregoing, be binding on Landlord, its successors and assigns, only during and in respect to their respective successive periods of ownership.


                           ARTICLE XX. INTERPRETATION

         SECTION 20.1. GENDER AND NUMBER. Whenever the context of this Lease requires, the words "Landlord" and "Tenant" shall include the plural as well as the singular, and words used in neuter, masculine or feminine genders shall include the others.

         SECTION 20.2. HEADINGS. The captions and headings of the articles and sections of this Lease are for convenience only, are not a part of this Lease and shall have no effect upon its construction or interpretation.

         SECTION 20.3. JOINT AND SEVERAL LIABILITY. If more than one person or entity is named as Tenant, the obligations imposed upon each shall be joint and several and the act of or notice from, or notice or refund to, or the signature of, any one or more of them shall be binding on all of them with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, termination or modification of this Lease.

         SECTION 20.4. SUCCESSORS. Subject to Articles IX and XIX, all rights and liabilities given to or imposed upon Landlord and Tenant shall extend to and bind their respective heirs, executors, administrators, successors and assigns. Nothing contained in this Section is intended, or shall be construed, to grant to any person other than Landlord and Tenant and their successors and assigns any rights or remedies under this Lease.

         SECTION 20.5. TIME OF ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

         SECTION 20.6. CONTROLLING LAW. This Lease shall be governed by and interpreted in accordance with the laws of the State of California.

         SECTION 20.7. SEVERABILITY. If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party or the deletion of which is consented to by the party adversely affected, shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

         SECTION 20.8. WAIVER. One or more waivers by Landlord or Tenant of any breach of any term, covenant or condition contained in this Lease shall not be a waiver of any subsequent breach of the same or any other term, covenant or condition. Consent to any act by one of the parties shall not be deemed to render unnecessary the obtaining of that party's consent to any subsequent act. No breach of this Lease shall be deemed to have been waived unless the waiver is in a writing signed by the waiving party.

         SECTION 20.9. INABILITY TO PERFORM. In the event that either party shall be delayed or hindered in or prevented from the performance of any work or in performing any act required under this Lease by reason of any cause beyond the reasonable control of that party, then the performance of the work or the doing of the act shall be excused for the period of the delay and the time for performance shall be extended for a period equivalent to the period of the delay. The provisions of this Section shall not operate to excuse Tenant from the prompt payment of rent.

         SECTION 20.10. ENTIRE AGREEMENT. This Lease and its exhibits and other attachments cover in full each and every agreement of every kind between the parties concerning the Premises, the Building, and the Project, and all preliminary negotiations, oral agreements, understandings and/or practices, except those contained in this Lease, are superseded and of no further effect. Tenant waives its rights to rely on any representations or promises made by Landlord or others which are not contained in this Lease. No verbal agreement or implied covenant shall be held to modify the provisions of this Lease, any statute, law, or custom to the contrary notwithstanding.

         SECTION 20.11. QUIET ENJOYMENT. Upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, and subject to the other provisions of this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term without hindrance or interruption by Landlord or any other person claiming by or through Landlord.

         SECTION 20.12. SURVIVAL. All covenants of Landlord or Tenant which reasonably would be intended to survive the expiration or sooner termination of this Lease, including without limitation any warranty or indemnity hereunder, shall so survive and continue to be binding upon and inure to the benefit of the respective parties and their successors and assigns.


                      ARTICLE XXI. EXECUTION AND RECORDING

         SECTION 21.1. COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

         SECTION 21.2. CORPORATE AND PARTNERSHIP AUTHORITY. If either party is a corporation or partnership, each individual executing this Lease on behalf of the corporation or partnership represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation or partnership, and that this Lease is binding upon the corporation or partnership in accordance with its terms.

         SECTION 21.3. EXECUTION OF LEASE; NO OPTION OR OFFER. The submission of this Lease to Tenant shall be for examination purposes only, and shall not constitute an offer to or option for Tenant to lease the Premises. Execution of this Lease by Tenant and its return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered this Lease to Tenant, it being intended that this Lease shall only become effective upon execution by Landlord and delivery of a fully executed counterpart to Tenant.

         SECTION 21.4. RECORDING. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a "short form" memorandum of this Lease for recording purposes.

         SECTION 21.5. AMENDMENTS. No amendment or mutual termination of this Lease shall be effective unless in writing signed by authorized signatories of Tenant and Landlord, or by their respective successors in interest. No actions, policies, oral or informal arrangements, business dealings or other course of conduct by or between the parties shall be deemed to modify this Lease in any respect.


                           ARTICLE XXII. MISCELLANEOUS

         SECTION 22.1. NONDISCLOSURE OF LEASE TERMS. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord's relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, employees and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any other tenant or apparent prospective tenant of the Building or Project, either directly or indirectly, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease, its lenders, accountants and other consultants, and in connection with any securities filing, sale, merger or similar transaction.

         SECTION 22.2. REPRESENTATIONS BY TENANT. The application, financial statements and tax returns, if any, submitted and certified to by Tenant as an accurate representation of its financial condition have been prepared, certified and submitted to Landlord as an inducement and consideration to Landlord to enter into this Lease. The application and statements are represented and warranted by Tenant to be correct and to accurately and fully reflect Tenant's true financial condition as of the date of execution of this Lease by Tenant. Tenant shall during the Term promptly furnish Landlord with annual financial statements reflecting Tenant's financial condition upon written request from Landlord.

         SECTION 22.3. CHANGES REQUESTED BY LENDER. If, in connection with obtaining financing for the Building, the lender shall request reasonable modifications in this Lease as a condition to the financing, Tenant will not unreasonably withhold or delay its consent, provided that the modifications do not increase the obligations of Tenant, diminish the rights of Tenant, or adversely affect the leasehold interest created by this Lease.

         SECTION 22.4. MORTGAGEE PROTECTION. No act or failure to act on the part of Landlord which would otherwise entitle Tenant to be relieved of its obligations hereunder or to terminate this Lease shall result in such a release or termination unless (a) Tenant has given notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Building whose address has been furnished to Tenant and (b) such beneficiary is afforded the opportunity to cure the default by Landlord for a period of thirty (30) days following the later of (i) the expiration of Landlord's cure period under
Section 14.5 above or (ii) the delivery to the beneficiary of Tenant's notice.

         SECTION 22.5. DISCLOSURE STATEMENT. Tenant acknowledges that it has read, understands and, if applicable, shall comply with the provisions of Exhibit F to this Lease, if that Exhibit is attached.

         SECTION 22.6. TERMINATION OF EXISTING LEASE. Landlord and Tenant are currently parties to an office space lease dated January 11, 1991, as subsequently amended, for certain premises situated at 610 Newport Center Drive, Newport Beach, California (as amended, the "Existing Lease"). The parties agree that the Existing Lease shall terminate effective as of the day preceding the Commencement Date of this Lease, provided that such termination shall not relieve Tenant of (a) any accrued obligation or liability under the Existing Lease as of said termination date, or (b) any obligation under the Existing Lease which was reasonably intended to survive the expiration or termination thereof. Any advance rental paid by Tenant under the Existing Lease shall be rebated by Landlord or applied to the rent due hereunder. In the event that the Premises are not ready for occupancy by Tenant as of the Estimated Commencement Date set forth herein, and provided such failure is not attributable to any Tenant Delay, then any Basic Rental increase under the Existing Lease that is scheduled to occur on or after the Estimated Commencement Date hereof shall be suspended.

LANDLORD:                                 TENANT:

THE IRVINE COMPANY                        QUEST SOFTWARE, INC.

By /s/ WILLIAM R. HALFORD                 By /s/ VINCENT C. SMITH
   ---------------------------------         -----------------------------------
   William R. Halford, President,         Printed Name Vincent C. Smith
   Irvine Office Company,                              -------------------------
   a division of The Irvine Company       Title CEO
                                                --------------------------------


By /s/ VINCENT P. HAYES                   By /s/ DAVID DOYLE
   ---------------------------------         -----------------------------------
   Vincent P. Hayes                       Printed Name David Doyle
   Assistant Secretary                                 -------------------------
                                          Title President
                                                --------------------------------

                                    EXHIBIT B

                             UTILITIES AND SERVICES

           The following standards for utilities and services shall be in effect at the Building. Landlord reserves the right to adopt nondiscriminatory modifications and additions to these standards which are reasonable and do not materially adversely affect Tenant's rights under the Lease. In the case of any conflict between these standards and the Lease, the Lease shall be controlling. Subject to all of the provisions of the Lease, including but not limited to the restrictions contained in Section 6.1, the following shall apply:

           1. Landlord shall furnish to the Premises during the hours of 8:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturday, generally recognized national holidays and Sundays excepted, reasonable air conditioning, heating and ventilation services. Subject to the provisions set forth below, Landlord shall also furnish the Building with elevator service (if applicable), reasonable amounts of electric current for normal lighting by Landlord's standard overhead fluorescent and incandescent fixtures and for fractional horsepower office machines, and water for lavatory and drinking purposes. Tenant will not, without the prior written consent of Landlord, consume electricity in the Premises at a level in excess of 3 watts per square foot or otherwise increase the amount of electricity, gas or water usually furnished or supplied for use of the Premises as general office space; nor shall Tenant connect any apparatus, machine or device with water pipes or electric current (except through existing electrical outlets in the Premises) for the purpose of using electric current or water. This paragraph shall at all times be subject to applicable governmental regulations.

           2. Upon request from Tenant a reasonable period of time prior to the period for which service is requested, but during normal business hours, Landlord will provide any of the foregoing building services to Tenant at such times when such services are not otherwise available. Landlord may install systems within the Building that permit Tenant to directly access after hour services. Tenant agrees to pay Landlord for those afterhour services at rates that Landlord may establish from time to time. If Tenant requires electric current in excess of that which Landlord is obligated to furnish under this Exhibit B, Tenant shall first obtain the consent of Landlord, and Landlord may cause an electric current meter to be installed in the Premises to measure the amount of electric current consumed. The cost of installation, maintenance and repair of the meter shall be paid for by Tenant, and Tenant shall reimburse Landlord promptly upon demand for all electric current consumed for any special power use as shown by the meter. The reimbursement shall be at the rates charged for electrical power by the local public utility furnishing the current, plus any additional expense incurred in keeping account of the electric current consumed.

           3. If any lights, machines or equipment (including without limitation electronic data processing machines) are used by Tenant in the Premises which materially affect the temperature otherwise maintained by the air conditioning system, or generate substantially more heat in the Premises than would be generated by the building standard lights and usual fractional horsepower office equipment, Landlord shall have the right at its election to install or modify any machinery and equipment to the extent Landlord reasonably deems necessary to restore temperature balance. The cost of installation, and any additional cost of operation and maintenance, shall be paid by Tenant to Landlord promptly upon demand.

           4. Landlord shall furnish water for drinking, personal hygiene and lavatory purposes only. If Tenant requires or uses water for any purposes in addition to ordinary drinking, cleaning and lavatory purposes, Landlord may, in its discretion, install a water meter to measure Tenant's water consumption. Tenant shall pay Landlord for the cost of the meter and the cost of its installation, and for consumption throughout the duration of Tenant's occupancy. Tenant shall keep the meter and installed equipment in good working order and repair at Tenant's own cost and expense, in default of which Landlord may cause the meter to be replaced or repaired at Tenant's expense. Tenant agrees to pay for water consumed, as shown on the meter and when bills are rendered, and on Tenant's default in making that payment Landlord may pay the charges on behalf of Tenant. Any costs or expenses or payments made by Landlord for any of the reasons or purposes stated above shall be deemed to be additional rent payable by Tenant to Landlord upon demand.

           5. In the event that any utility service to the Premises is separately metered or billed to Tenant, Tenant shall pay all charges for that utility service to the Premises and the cost of furnishing the utility to tenant suites shall be excluded from the Operating Expenses as to which reimbursement from Tenant is required in the Lease. If any utility charges are not paid when due Landlord may pay them, and any amounts paid by Landlord shall immediately become due to Landlord from Tenant as additional rent. If Landlord elects to furnish any utility service to the Premises, Tenant shall purchase its requirements of that utility from Landlord as long as the rates charged by Landlord do not exceed those which Tenant would be required to pay if the utility service were furnished it directly by a public utility.

           6. Landlord shall provide janitorial services five days per week, equivalent to that furnished in comparable buildings, and window washing as reasonably required; provided, however, that Tenant shall pay for any additional or unusual janitorial services required by reason of any nonstandard improvements in the Premises, including without limitation wall coverings and floor coverings installed by or for Tenant, or by reason of any use of Premises other than exclusively as offices. The cleaning services provided by Landlord shall also exclude refrigerators, eating utensils (plates, drinking containers and silverware), and interior glass partitions. Tenant shall pay to Landlord the cost of removal of any of Tenant's refuse and rubbish, to the extent that they exceed the refuse and rubbish usually attendant with general office usage.

           7. Tenant shall have access to the Building 24 hours per day, 7 days per week, 52 weeks per year; provided that Landlord may install access control systems as it deems advisable for the Building. Such systems may, but need not, include full or part-time lobby supervision, the use of a sign-in sign-out log, a card identification access system, building parking and access pass system, closing hours procedures, access control stations, fire stairwell exit door alarm system, electronic guard system, mobile paging system, elevator control system or any other access controls. In the event that Landlord elects to provide any or all of those services, Landlord may discontinue providing them at any time with or without notice. Landlord may impose a reasonable charge for access control cards and/or keys issued to Tenant; provided that Landlord agrees to furnish, at its expense, the same number of initial access control devices as Tenant is currently utilizing under the Existing Lease, whether by reprogramming those existing devices or supplying new devices. Landlord shall have no liability to Tenant for the provision by Landlord of improper access control services, for any breakdown in service, or for the failure by Landlord to provide access control services. Tenant further acknowledges that Landlord's access systems may be temporarily inoperative during building emergency and system repair periods. Tenant agrees to assume responsibility for compliance by its employees with any regulations established by Landlord with respect to any card key access or any other system of building access as Landlord may establish. Tenant shall be liable to Landlord for any loss or damage resulting from its or its employees use of any access system.

                                    EXHIBIT C

                                     PARKING

           The following parking regulations shall be in effect at the Building. Landlord reserves the right to adopt reasonable, nondiscriminatory modifications and additions to the regulations by written notice to Tenant. In the case of any conflict between these regulations and the Lease, the Lease shall be controlling.

           1. Landlord agrees to maintain, or cause to be maintained, an automobile parking area ("Parking Area") in reasonable proximity to the Building for the benefit and use of the visitors and patrons and, except as otherwise provided, employees of Tenant, and other tenants and occupants of the Building. The Parking Area shall include, whether in a surface parking area or a parking structure, the automobile parking stalls, driveways, entrances, exits, sidewalks and attendant pedestrian passageways and other areas designated for parking. Landlord shall have the right and privilege of determining the nature and extent of the automobile Parking Area, whether it shall be surface, underground or other structure, and of making such changes to the Parking Area from time to time which in its opinion are desirable and for the best interests of all persons using the Parking Area. Landlord shall keep the Parking Area in a neat, clean and orderly condition, and shall repair any damage to its facilities. Landlord shall not be liable for any damage to motor vehicles of visitors or employees, for any loss of property from within those motor vehicles, or for any injury to Tenant, its visitors or employees, unless ultimately determined to be caused by the active negligence or willful misconduct of Landlord. Unless otherwise instructed by Landlord, every parker shall park and lock his or her own motor vehicle. Landlord shall also have the right to establish, and from time to time amend, and to enforce against all users of the Parking Area all reasonable rules and regulations (including the designation of areas for employee parking) as Landlord may deem necessary and advisable for the proper and efficient operation and maintenance of the Parking Area. Garage managers or attendants are not authorized to make or allow any exceptions to these regulations.

           2. Landlord may, if it deems advisable in its sole discretion, charge for parking and may establish for the Parking Area a system or systems of permit parking for Tenant, its employees and its visitors, which may include, but not be limited to, a system of charges against nonvalidated parking, verification of users, a set of regulations governing different parking locations, and an allotment of reserved or nonreserved parking spaces based upon the charges paid and the identity of users. In no event shall Tenant or its employees park in reserved stalls leased to other tenants or in stalls within designated visitor parking zones, nor shall Tenant or its employees utilize more than the number of parking stalls allotted in this Lease to Tenant. It is understood that Landlord shall not have any obligation to cite improperly parked vehicles or otherwise attempt to enforce reserved parking rules during hours when parking attendants are not present at the Parking Area. Tenant shall comply with such system in its use (and in the use of its visitors, patrons and employees) of the Parking Area, provided, however, that the system and rules and regulations shall apply to all persons entitled to the use of the Parking Area, and all charges to Tenant for use of the Parking Area shall be no greater than Landlord's then current scheduled charge for parking. The foregoing shall otherwise be subject to Paragraphs 7 and 10 below.

           3. Tenant shall, upon request of Landlord from time to time, furnish Landlord with a list of its employees' names and of Tenant's and its employees' vehicle license numbers. Tenant agrees to acquaint its employees with these regulations and assumes responsibility for compliance by its employees with these parking provisions, and shall be liable to Landlord for all unpaid parking charges incurred by its employees. Any amount due from Tenant shall be deemed additional rent. Tenant authorizes Landlord to tow away from the Building any vehicle belonging to Tenant or Tenant's employees parked in violation of these provisions, and/or to attach violation stickers or notices to those vehicles. In the event Landlord elects or is required to limit or control parking by tenants, employees, visitors or invitees of the Building, whether by validation of parking tickets, parking meters or any other method of assessment, Tenant agrees to participate in the validation or assessment program under reasonable rules and regulations as are established by Landlord and/or any applicable governmental agency.

           4. Landlord may establish an identification system for vehicles of Tenant and its employees which may consist of stickers, magnetic parking cards or other identification devices supplied by Landlord. All identification devices shall remain the property of Landlord, shall be displayed as required by Landlord or upon request and may not be mutilated or obliterated in any manner. Those devices shall not be transferable and any such device in the possession of an unauthorized holder shall be void and may be confiscated. Landlord may impose a reasonable fee for identification devices and a replacement charge for devices which are lost or stolen; provided that Landlord agrees to furnish, at its expense, the same number of initial identification devices as Tenant is currently utilizing under the Existing Lease, whether by reprogramming those existing devices or supplying new devices. Each identification device shall be returned to Landlord promptly following the Expiration Date or sooner termination of this Lease. Loss or theft of parking identification devices shall be reported to Landlord or its Parking Area operator immediately and a written report of the loss filed if requested by Landlord or its Parking Area operator.

           5. Persons using the Parking Area shall observe all directional signs and arrows and any posted speed limits. Unless otherwise posted, in no event shall the speed limit of 5 miles per hour be exceeded. All vehicles shall be parked entirely within painted stalls, and no vehicles shall be parked in areas which are posted or marked as "no parking" or on or in ramps, driveways and aisles. Only one vehicle may be parked in a parking space. In no event shall Tenant interfere with the use and enjoyment of the Parking Area by other tenants of the Building or their employees or invitees.

           6. Parking Areas shall be used only for parking vehicles. Washing, waxing, cleaning or servicing of vehicles, or the parking of any vehicle on an overnight basis (except in connection with occasional business trips), in the Parking Area (other than emergency services) by any parker or his or her agents or employees is prohibited unless otherwise authorized by Landlord. Tenant shall have no right to install any fixtures, equipment or personal property (other than vehicles) in the Parking Area, nor shall Tenant make any alteration to the Parking Area.

           7. It is understood that the employees of Tenant and the other tenants of Landlord within the Building and Project shall not be permitted to park their automobiles in the portions of the Parking Area which may from time to time be designated for patrons of the Building and/or Project and that Landlord shall at all times have the right to establish rules and regulations for employee parking. Notwithstanding the foregoing, but subject to Paragraph 10 below, the monthly stall charge for the reserved and unreserved stalls allotted herein to Tenant within the Parking Area or one of the off-site lots described in Section 6.4 of the Lease shall be Seventy-Five Dollars ($75.00) per stall and Fifteen Dollars ($15.00) per reserved and unreserved stall, respectively, during the initial Term of this Lease; thereafter, Tenant shall pay to Landlord or its agents for the use of parking spaces the amounts as Landlord shall from time to time determine. Landlord may authorize persons other than those described above, including occupants of other buildings, to utilize the Parking Area. In the event of the use of the Parking Area by other persons, those persons shall pay for that use in accordance with the terms established above; provided, however, Landlord may allow those persons to use the Parking Area on weekends, holidays, and at other non-office hours without payment.

           8. Notwithstanding the foregoing paragraphs 1 through 7, Landlord shall be entitled to pass on to Tenant its proportionate share of any charges or parking surcharge or transportation management costs levied by any governmental agency. The foregoing parking provisions are further subject to any governmental regulations which limit parking or otherwise seek to encourage the use of carpools, public transit or other alternative transportation forms or traffic reduction programs. Tenant agrees that it will use reasonable efforts to cooperate, including registration and attendance, in programs which may be undertaken to reduce traffic. Tenant acknowledges that as a part of those programs, it may be required to distribute employee transportation information, participate in employee transportation surveys, allow employees to participate in commuter activities, designate a liaison for commuter transportation activities, distribute commuter information to all employees, and otherwise participate in other programs or services initiated under a transportation management program.

           9. Should any parking spaces be allotted by Landlord to Tenant, either on a reserved or nonreserved basis, Tenant shall not assign or sublet any of those spaces, either voluntarily or by operation of law, without the prior written consent of Landlord, except in connection with an authorized or permitted assignment of this Lease or subletting of the Premises.

           10. Tenant acknowledges that it has been advised that Landlord may undertake the construction of a parking structure in the Parking Area of the Building and that such construction shall result in temporarily relocating Tenant's allotted parking spaces to another surface parking area reasonably close to the Building. During the period of such temporary relocation, Landlord shall waive all monthly stall charges under Paragraphs 2 and 7 hereof with respect to the stalls so relocated. Tenant further acknowledges that should Landlord complete construction of the parking structure, Tenant's allotted parking stalls shall be permanently relocated to said structure and the stall charges payable by Tenant pursuant to Paragraph 7 above shall be adjusted to Sixty-Five Dollars ($65.00) per unreserved stall per month and One Hundred Twenty Dollars ($120.00) per reserved stall per month during the initial seventy-four (74) month Lease Term, thereafter, the stall charges shall be Landlord's asking rates for covered parking from time to time.


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

                                    EXHIBIT D

                               TENANT'S INSURANCE

           The following standards for Tenant's insurance shall be in effect at the Building. Landlord reserves the right to adopt reasonable nondiscriminatory modifications and additions to those standards. Tenant agrees to obtain and present evidence to Landlord that it has fully complied with the insurance requirements.

           1. Tenant shall, at its sole cost and expense, commencing on the date Tenant is given access to the Premises for any purpose and during the entire Term, procure, pay for and keep in full force and effect: (i) commercial general liability insurance with respect to the Premises and the operations of or on behalf of Tenant in, on or about the Premises, including but not limited to personal injury, nonowned automobile, blanket contractual, independent contractors, broad form property damage, fire legal liability, products liability (if a product is sold from the Premises), liquor law liability (if alcoholic beverages are sold, served or consumed within the Premises), and cross liability and severability of interest clauses, which policy(ies) shall be written on an "occurrence" basis and for not less than $2,000,000 combined single limit (with a $50,000 minimum limit on fire legal liability) per occurrence for bodily injury, death, and property damage liability, or the current limit of liability carried by Tenant, whichever is greater, and subject to such increases in amounts as Landlord may determine from time to time; (ii) workers' compensation insurance coverage as required by law, together with employers' liability insurance coverage; (iii) with respect to improvements, alterations, and the like required or permitted to be made by Tenant under this Lease, builder's all-risk insurance, in amounts satisfactory to Landlord; (iv) insurance against fire, vandalism, malicious mischief and such other additional perils as may be included in a standard "all risk" form, insuring the leasehold improvements, trade fixtures, furnishings, equipment and items of personal property in the Premises, in an amount equal to not less than ninety percent (90%) of their actual replacement cost (with replacement cost endorsement), which policy shall also include loss of income/business interruption/extra expense coverage in an amount not less than nine months loss of income from Tenant's business in the Premises. In no event shall the limits of any policy be considered as limiting the liability of Tenant under this Lease.

           2. All policies of insurance required to be carried by Tenant pursuant to this Exhibit shall be written by responsible insurance companies authorized to do business in the State of California and with a general policyholder rating of not less than "A" and financial rating of not less than "X" in the most current Best's Insurance Report. Any insurance required of Tenant may be furnished by Tenant under any blanket policy carried by it or under a separate policy. A certificate of insurance, certifying that the policy has been issued, provides the coverage required by this Exhibit and contains the required provisions, together with endorsements acceptable to Landlord evidencing the waiver of subrogation and additional insured provisions required under Paragraph 3 below, shall be delivered to Landlord prior to the date Tenant is given the right of possession of the Premises. Proper evidence of the renewal of any insurance coverage shall also be delivered to Landlord not less than thirty (30) days prior to the expiration of the coverage. Landlord may at any time, and from time to time, inspect and/or copy any and all insurance policies required by this Lease.

           3. Unless otherwise provided below, each policy evidencing insurance required to be carried by Tenant pursuant to this Exhibit shall contain the following provisions and/or clauses satisfactory to Landlord: (i) with respect to Tenant's commercial general liability insurance, a provision that the policy and the coverage provided shall be primary and that any coverage carried by Landlord shall be excess and noncontributory, together with a provision including Landlord and any other parties in interest designated by Landlord as additional insureds; (ii) a waiver by the insurer of any right to subrogation against Landlord, its agents, employees, contractors and representatives which arises or might arise by reason of any payment under the policy or by reason of any act or omission of Landlord, its agents, employees, contractors or representatives; and (iii) a provision that the insurer will not cancel or change the coverage provided by the policy without first giving Landlord thirty
(30) days prior written notice.

           4. In the event that Tenant fails to procure, maintain and/or pay for, at the times and for the durations specified in this Exhibit, any insurance required by this Exhibit, or fails to carry insurance required by any governmental authority, Landlord may at its election procure that insurance and pay the premiums, in which event Tenant shall repay Landlord all sums paid by Landlord, together with interest at the maximum rate permitted by law and any related costs or expenses incurred by Landlord, within ten (10) days following Landlord's written demand to Tenant.



NOTICE TO TENANT: IN ACCORDANCE WITH THE TERMS OF THIS LEASE, TENANT MUST PROVIDE EVIDENCE OF THE REQUIRED INSURANCE TO LANDLORD'S MANAGEMENT AGENT PRIOR TO OCCUPANCY OF THE PREMISES.


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
                                    EXHIBIT E

                              RULES AND REGULATIONS

           The following Rules and Regulations shall be in effect at the Building. Landlord reserves the right to adopt reasonable nondiscriminatory modifications and additions at any time. In the case of any conflict between these regulations and the Lease, the Lease shall be controlling.

           1. Except with the prior written consent of Landlord, Tenant shall not sell, or permit the retail sale of, newspapers, magazines, periodicals, or theater tickets, in or from the Premises, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building. Tenant shall not allow the Premises to be utilized for any manufacturing of any kind, or the business of a public barber shop, beauty parlor, or a manicuring and chiropodist business, or any business other than that specifically provided for in the Lease.

           2. The sidewalks, halls, passages, elevators, stairways, and other common areas shall not be obstructed by Tenant or used by it for storage or for any purpose other than for ingress to and egress from the Premises. The halls, passages, entrances, elevators, stairways, balconies and roof are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access to those areas of all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants. Nothing contained in this Lease shall be construed to prevent access to persons with whom Tenant normally deals only for the purpose of conducting its business on the Premises (such as clients, customers, office suppliers and equipment vendors and the like) unless those persons are engaged in illegal activities. Neither Tenant nor any employee or contractor of Tenant shall go upon the roof of the Building without the prior written consent of Landlord.

           3. The sashes, sash doors, windows, glass lights, solar film and/or screen, and any lights or skylights that reflect or admit light into the halls or other places of the Building shall not be covered or obstructed. The toilet rooms, water and wash closets and other water apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind shall be thrown in those facilities, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.

           4. No sign, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted or affixed by Tenant on any part of the Building or the Premises without the prior written consent of Landlord. If Landlord shall have given its consent at any time, whether before or after the execution of this Lease, that consent shall in no way operate as a waiver or release of any of the provisions of this Lease, and shall be deemed to relate only to the particular sign, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any subsequent sign, advertisement or notice. If Landlord, by a notice in writing to Tenant, shall object to any curtain, blind, tinting, shade or screen attached to, or hung in, or used in connection with, any window or door of the Premises, the use of that curtain, blind, tinting, shade or screen shall be immediately discontinued and removed by Tenant. No awnings shall be permitted on any part of the Premises.

           5. Tenant shall not do or permit anything to be done in the Premises, or bring or keep anything in the Premises, which shall in any way increase the rate of fire insurance on the Building, or on the property kept in the Building, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with the regulations of the Fire Department or the fire laws, or with any insurance policy upon the Building, or any portion of the Building or its contents, or with any rules and ordinances established by the Board of Health or other governmental authority.

           6. The installation and location of any unusually heavy equipment in the Premises, including without limitation file storage units, safes and electronic data processing equipment, shall require the prior written approval of Landlord. Landlord may restrict the weight and position of any equipment that may exceed the weight load limits for the structure of the Building, and may further require, at Tenant's expense, the reinforcement of any flooring on which such equipment may be placed and/or an engineering study to be performed to determine whether the equipment may safely be installed in the Building and the necessity of any reinforcement. The moving of large or heavy objects shall occur only between those hours as may be designated by, and only upon previous written notice to, Landlord, and the persons employed to move those objects in or out of the Building must be reasonably acceptable to Landlord. No freight, furniture or bulky matter of any description shall be received into or moved out of the lobby of the Building or carried in any elevator other than the freight elevator designated by Landlord unless approved in writing by Landlord.

           7. Landlord shall clean the Premises as provided in the Lease, and except with the written consent of Landlord, no person or persons other than those approved by Landlord will be permitted to enter the Building for that purpose. Tenant shall not cause unnecessary labor by reason of Tenant's carelessness and indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant or its employees for loss or damage to property in connection with the provision of janitorial services by third party contractors.

           8. Tenant shall not sweep or throw, or permit to be swept or thrown, from the Premises any dirt or other substance into any of the corridors or halls or elevators, or out of the doors or windows or stairways of the Building, and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business with other tenants, nor shall any animals or birds be kept by Tenant in or about the Building. Smoking or carrying of lighted cigars, cigarettes, pipes or similar products anywhere within the Premises or Building is strictly prohibited, and Landlord may enforce such prohibition pursuant to Landlord's leasehold remedies. Smoking is permitted outside the Building and within the project only in areas designated by Landlord.

           9. No cooking shall be done or permitted by Tenant on the Premises, except pursuant to the normal use of a U.L. approved microwave oven and coffee maker for the benefit of Tenant's employees and invitees, nor shall the Premises be used for lodging.

           10. Tenant shall not use or keep in the Building any kerosene, gasoline, or inflammable fluid or any other illuminating material, or use any method of heating other than that supplied by Landlord.

           11. If Tenant desires telephone, telegraph, burglar alarm or similar connections, Landlord will direct electricians as to where and how the wires are to be introduced. No boring or cutting for wires or otherwise shall be made without directions from Landlord.

           12. Upon the termination of its tenancy, Tenant shall deliver to Landlord all the keys to offices, rooms and toilet rooms and all access cards which shall have been furnished to Tenant or which Tenant shall have had made.

           13. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises, except to install normal wall hangings. Tenant shall not affix any floor covering to the floor of the Premises in any manner except by a paste, or other material which may easily be removed with water, the use of cement or other similar adhesive materials being expressly prohibited. The method of affixing any floor covering shall be subject to approval by Landlord. The expense of repairing any damage resulting from a violation of this rule shall be borne by Tenant.

           14. On Saturdays, Sundays and legal holidays, and on other days between the hours of 6:00 p.m. and 8:00 a.m., access to the Building, or to the halls, corridors, elevators or stairways in the Building, or to the Premises, may be refused unless the person seeking access complies with any access control system that Landlord may establish. Landlord shall in no case be liable for damages for the admission to or exclusion from the Building of any person whom Landlord has the right to exclude under Rules 2 or 18 of this Exhibit. In case of invasion, mob, riot, public excitement, or other commotion, or in the event of any other situation reasonably requiring the evacuation of the Building, Landlord reserves the right at its election and without liability to Tenant to prevent access to the Building by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building.

           15. Tenant shall be responsible for protecting the Premises from theft, which includes keeping doors and other means of entry closed and securely locked. Tenant shall cause all water faucets or water apparatus to be shut off before Tenant or Tenant's employees leave the Building, and that all electricity, gas or air shall likewise be shut off, so as to prevent waste or damage, and for any default or carelessness Tenant shall make good all injuries sustained by other tenants or occupants of the Building or Landlord.

           16. Tenant shall not alter any lock or install a new or additional lock or any bolt on any door of the Premises without the prior written consent of Landlord. If Landlord gives its consent, Tenant shall in each case promptly furnish Landlord with a key for any new or altered lock.

           17. Tenant shall not install equipment, such as but not limited to electronic tabulating or computer equipment, requiring electrical or air conditioning service in excess of that to be provided by Landlord under the Lease except in accordance with Exhibit B.

           18. Landlord shall have full and absolute authority to regulate or prohibit the entrance to the Premises of any vendor, supplier, purveyor, petitioner, proselytizer or other similar person. In the event any such person is a guest or invitee of Tenant, Tenant shall notify Landlord in advance of each desired entry, and Landlord shall authorize the person so designated to enter the Premises, provided that in the sole and absolute discretionary judgment of Landlord, such person will not be involved in general solicitation activities, or the proselytizing, petitioning, or disturbance of other tenants or their customers or invitees, or engaged or likely to engage in conduct which may in Landlord's opinion distract from the use of the Premises for its intended purpose. Notwithstanding the foregoing, Landlord reserves the absolute right and discretion to limit or prevent access to the Buildings by any food or beverage vendor, whether or not invited by Tenant, and Landlord may condition such access upon the vendor's execution of an entry permit agreement which may contain provisions for insurance coverage and/or the payment of a fee to Landlord.

           19. Tenant shall be required to utilize the third party contractor designated by Landlord for the Building to provide any telephone wiring services from the minimum point of entry of the telephone cable in the Building to the Premises. Notwithstanding the foregoing, however, in the event Tenant does not have a telephone switch within the Premises, Tenant may, with Landlord's approval and supervision, use a trained contractor to provide such wiring services, but only from the Premises to the telephone room on the floor on which the Premises are situated.

           20. Landlord may from time to time grant tenants individual and temporary variances from these Rules, provided that any variance does not have a material adverse effect on the use and enjoyment of the Premises by Tenant.